SCHEDULE 14C INFORMATION
                           (Amendment No. 1)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                        BIRCH FINANCIAL, INC.
            (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:  N/A.

(2)  Aggregate number of securities to which transaction applies:  N/A.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

(4)  Proposed maximum aggregate value of transaction:  N/A.

(5)  Total fee paid:  N/A.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:  $0.

         (2)   Form, Schedule or Registration Statement No.:  N/A

         (3)   Filing Party:  N/A

         (4)   Date Filed:  N/A

Contact Persons: Leonard W. Burningham, Esq.
                 Branden T. Burningham, Esq.
                 Suite 205, 455 East 500 South Street
                 Salt Lake City, Utah 84111
                 Tel: 801-363-7411; Fax: 801-355-7126

                       BIRCH FINANCIAL, INC.
                17029 Chatsworth Street, Suite 100
                 Granada Hills, California  91344

                       INFORMATION STATEMENT

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                     REQUESTED NOT TO SEND A PROXY

                            INTRODUCTION

     This Information Statement is being furnished to the stockholders of Birch Financial, Inc., a Nevada corporation (the "Company," "Birch," "we", "our" or "us" or words or similar import), in connection with certain corporate actions (the "Proposals") unanimously approved by our Board of Directors, including all directors who are not employees of the Company. Golden Oak Cooperative Corporation, a California corporation ("Golden Oak"), which owns in excess of a majority of our outstanding voting securities, has adopted a consent authorizing both of the Proposals. No other votes are required or necessary to adopt and complete the Proposals.

     The Proposals are as follows:

     Proposal No. 1.     To amend our Articles of Incorporation to effect a
reverse split of Birch's outstanding common stock on a 100,001-for-one basis, such that stockholders owning less than 100,001 shares of common stock will have their shares canceled and converted into the right to receive the cash consideration set forth herein (the "Reverse Stock Split").

     Our Amended Articles of Incorporation will become effective on the later of (i) the opening of business on _______, 2005; or (ii) a date that is at least 21 days from the mailing of this Information Statement to our stockholders (the "Effective Date").

     Proposal No. 2.     The Boards of Directors of Birch and Landscape
Contractors Insurance Services, Inc., a California corporation ("LCIS"), have approved an Agreement and Plan of Merger dated October 10, 2005, including the Plan of Merger set forth therein (the "Merger Agreement"), under which LCIS Acquisition Corp., a Nevada corporation, a wholly owned subsidiary of LCIS ("Merger Subsidiary"), will merge with and into Birch, and Birch will continue as a wholly-owned subsidiary of LCIS. If the merger described in the Merger Agreement is consummated, following the consummation of the merger:

          1. The Birch stockholders that remain following the proposed Reverse Stock Split will exchange their Birch shares for LCIS shares on a 7.32-for-one basis and will own approximately 31% of the outstanding shares of LCIS immediately following the merger, estimated to be 2,250 shares of LCIS common stock; and

          2. On the closing date of the merger, LCIS will hold all of the outstanding shares of Birch immediately following the merger.

     These figures are based on the number of shares of each company outstanding on October 10, 2005, or required to be issued upon closing of the merger.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTIONS; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS; OR PASSED UP0N THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   APPROXIMATE DATE OF MAILING: _________, 2005.

                              TABLE OF CONTENTS


SUMMARY TERM SHEET ..................................................... 4

     Questions and Answers Regarding the Proposal to Amend our
     Articles or Incorporation to Effect the Reverse Stock Split ........4

     Questions and Answers about the Merger ............................ 9

SPECIAL FACTORS ........................................................10

     Purpose of the Reverse Stock Split ................................10

     Reasons for the Reverse Stock Split ...............................11

     Effect of the Reverse Stock Split .................................12

     Effects on Stockholders with Fewer Than 100,001 Shares
     of Common Stock ...................................................12

     Effects on Stockholders with 100,001 or More Shares of
     Common Stock ......................................................13

     Effects on the Company ............................................14

     No Change in Par Value ............................................14

     Material Federal Income Tax Consequences of the
     Reverse Stock Split ...............................................14

     Advantages of the Reverse Stock Split .............................15

     Disadvantages of the Reverse Stock Split ..........................16

     Alternatives to the Reverse Stock Split ...........................18

     Fairness of the Reverse Stock Split ...............................18

PROPOSAL NO. 1: AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
EFFECT THE REVERSE STOCK SPLIT .........................................20

     General ...........................................................20

     Dissenters' Appraisal Rights with Respect to the
     Reverse Stock Split ...............................................22

     Interest of Certain Persons in Matters to Be Acted Upon ...........25

     Escheat Laws ......................................................26

     Financial Information .............................................26

     Management's Discussion and Analysis or Plan of Operation .........27

     Combined Consolidated Pro Forma Balance Sheet .....................29

PROPOSAL TWO: THE MERGER ...............................................31

     General ...........................................................31

     What Birch Stockholders Will Receive ..............................31

     Ownership of Birch and LCIS Following the Merger ..................32

     Background of and Reasons for the Merger ..........................32

     Interests of the Directors, Executive Officers and
     Affiliates of Birch and LCIS in the Merger ........................33

     Material Federal Income Tax Consequences of the Merger ............34

     Accounting Treatment of the Merger ................................35

     Dissenters' Rights with Respect to the Merger .....................35

     IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS ................35

     Business Experience ...............................................36

     VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF ...................38

     Voting Securities .................................................38

     Security Ownership of Principal Holders and Management ............38

     Changes in Control ................................................39

     MARKET INFORMATION ................................................39

     Dividends .........................................................40

     TRANSACTIONS WITH MANAGEMENT AND OTHERS ...........................40

     VOTE REQUIRED FOR APPROVAL OF THE PROPOSALS .......................40

     The Reverse Stock Split ...........................................40

     The Merger ........................................................41

     NOTICE ............................................................41

APPENDIX A: NEVADA DISSENTERS' RIGHTS STATUTE

APPENDIX B: AGREEMENT AND PLAN OF MERGER

                             SUMMARY TERM SHEET

     This summary term sheet describes the material terms of the Reverse Stock Split and the merger. This summary term sheet may not contain all of the information that is important to you. For a more complete description of these transactions, you should carefully read this Information Statement, including the appendices hereto.

     Questions and Answers Regarding the Proposal to Amend Our Articles of Incorporation to Effect the Reverse Stock Split.
------------------------------------------------

     Q: What is the purpose of the transaction?

     A: If approved, the transaction will enable the Company to go private and thus terminate its obligations to file annual and periodic reports and make other filings with the Securities and Exchange Commission (the "Commission"). The purpose behind the proposal and the benefits of going private include:

     * eliminating the costs associated with filing documents with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     * eliminating the costs of compliance with the Sarbanes-Oxley Act of 2002 and related regulations;

     * reducing the direct and indirect costs of administering stockholder accounts and responding to stockholder requests; and

     * affording stockholders holding fewer than 100,001 shares immediately before the transaction the opportunity to receive cash for their shares without having to pay brokerage commissions and other transaction costs.

     Q: What does "going private" mean?

     A: Following the transaction, the Company will have fewer than 300 stockholders of record, and will be eligible to terminate the registration of its common stock under the Exchange Act, and will become a "private company." In this regard, the Company, by going private, will no longer have to file periodic reports such as annual, quarterly, and other reports, with the Commission, and its executive officers, directors, and 10% stockholders will no longer be required to file reports relating to their transactions in the Company's common stock. Additionally, any trading in our common stock will occur only in the "Pink Sheets" or in privately negotiated sales.

     Q: What will I receive in the transaction?

     A: If you own fewer than 100,001 shares of the Company's common stock immediately before the Effective Date of the transaction, you will receive $0.27 in cash, without interest, from the Company for each share that you own. If you own 100,001 or more shares of the Company's common stock at the effective time of the transaction, you will not receive any cash payment for your shares in connection with the transaction, and you will hold one share of the Company's common stock for every 100,001 shares that you held immediately before the transaction.

     Q: What if I hold shares in street name?

     A: The Company intends to treat stockholders holding common stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their name. Thus, stockholders holding less than 100,001 shares of Common Stock will be required to exchange their shares for cash, even if all or a portion of those shares are held in street name. However, nominees may have different procedures and stockholders holding common stock in street name should contact their nominees.

     Q: How will the Company be operated after the transaction?

     A: Assuming that the Company has fewer than 300 stockholders after the transaction, the Company will file a Form 15 to deregister its common stock under federal securities laws. Upon such filing, the Company would no longer be subject to the reporting and related requirements under the federal securities laws that are applicable to public companies. The Company expects its business and operations to continue as they are currently being conducted and, except as disclosed in this information statement, the transaction is not anticipated to have any effect upon the conduct of such business. As a result of the transaction, stockholders who receive cash for their shares in the transaction will no longer have a continuing interest as stockholders of the Company and will not share in any future earnings and growth of the Company. Also, any trading in our Common Stock will only occur in the "Pink Sheets" or in privately negotiated sales, which will adversely affect the liquidity of the common stock.

     Q: What are the federal income tax consequences of the transaction to me?

     A: The receipt of the cash in the transaction will be taxable for federal income tax purposes. Stockholders who do not receive cash in the transaction should not be subject to taxation as a result of the transaction.

     Q: If I own fewer than 100,001 shares, is there any way I can continue to be a stockholder of the Company after the transaction?

     A: If you own fewer than 100,001 shares before the reverse stock split, the only way you can continue to be a stockholder of the Company after the transaction is to purchase, prior to the Effective Date, sufficient additional shares to cause you to own a minimum of 100,001 shares on the Effective Date. However, we cannot assure you that any shares will be available for purchase, particularly in light of the extremely limited historical trading volume for our common stock on the OTC Bulletin Board.

     Q: Is there anything I can do if I own 100,001 or more shares, but would like to take advantage of the opportunity to receive cash for my shares as a result of the transaction?

     A: If you own 100,001 or more shares before the transaction, you can only receive cash for all of your shares if, prior to the Effective Date, you reduce your stock ownership to fewer than 100,001 shares by selling or otherwise transferring shares. However, we cannot assure you that any purchaser for your shares would be available.

     Q: What happens if I own a total of 100,001 or more shares beneficially, but I hold fewer than 100,001 shares of record in my name and fewer than 100,001 shares with my broker in "street name"?

     A: An example of this would be that you have 40,001 shares registered in your own name with our transfer agent, and you have 60,000 shares registered with your broker in "street name." Accordingly, you are the beneficial owner of a total of 100,001 shares, but you do not own 100,001 shares of record or beneficially in the same name. If this is the case, as a result of the transaction, you would receive cash for the 40,001 shares you hold of record. You will also receive cash for the 60,000 shares held in street name if your broker or other nominee accepts our offer for each beneficial owner of fewer than 100,001 shares of common stock held in the broker's or nominee's name to receive cash for fractional shares. If the broker or nominee does not accept our offer, you would continue to own a beneficial fractional interest in a share of our common stock. However, there will be no liquidity for such fractional interest, and if the merger is completed as contemplated, the merger value per Birch share will be less than the $0.27 per share pre-split value.

     Q: Should I send in my stock certificates now?

     A: No. After the transaction is completed, we will send instructions on how to receive any cash payments you may be entitled to receive. We expect that cash payments will be mailed approximately six to eight weeks after the Effective Date of the Reverse Stock Split.

     Q: What happens if I sell shares before the Effective Date of the Reverse Stock Split?

     A: If you sell a sufficient number of shares so that you own fewer than 100,001 shares at the Effective Date of the transaction, you will receive $0.27 cash for each share that you own immediately before the effective time.


     Q: Am I entitled to dissenters' rights?

     A: Under Nevada law, stockholders are not entitled to dissenter's rights in connection with the transaction. However, the Company is granting you these rights, as more fully discussed below.

     Q: What are some of the advantages of the Reverse Stock Split?

     A: The Board of Directors believes that the Reverse Stock Split will have, among others, the following advantages:

     * The Company will terminate the registration of its Common Stock under the Exchange Act, which will eliminate the significant tangible and intangible costs of being a public company. We estimate that we will have tangible costs savings of approximately $72,000 before taxes annually, consisting of: (i) approximately $40,000 per year in legal fees and expenses that we have historically incurred in connection with the preparation and filing of reports required by the Exchange Act and with quotation of our common stock on the OTC Bulletin Board, and with other legal requirements associated with being a public company; (ii) approximately $12,000 in accounting fees associated with the preparation of the annual and quarterly financial statements that are included with our periodic reports; and (iii) approximately $20,000 per year in audit and audit-related fees associated with the year-end financial statements that are filed with the Commission with our Annual Reports on Form 10-KSB;

     * Following the Reverse Split and the merger by which the Company will become a privately-held entity, management will be able to focus its time and resources on the business' long-term goals and objectives rather than spending time and resources in ensuring compliance with applicable securities laws, rules and regulations; and

     * Stockholders holding fewer than 100,001 shares will be able to realize complete liquidity at a premium to the market price and the net book value per share of our common stock, and will do so through a transaction that will not include brokerage commissions and fees.

     Q: What are some of the disadvantages of the Reverse Stock Split?

     A: The Board of Directors believe that the Reverse Stock Split will have, among others, the following disadvantages:

     * Stockholders owning less than 100,001 shares of the Company's common stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing; instead, they will be cashed out and will no longer be stockholders of the Company and will not have the opportunity to participate in or benefit from any future potential appreciation in the Company's value.

     * Stockholders remaining in the Company following the Reverse Stock Split will no longer have available all of the information regarding the Company's operations and results that is currently available in the Company's filings with the Commission. The transaction will result in the loss of financial transparency for unaffiliated stockholders that remain stockholders in the Company after the transaction. The Company will no longer be subject to the liability provisions of the Exchange Act, and it will no longer be subject to the provisions of the Sarbanes-Oxley Act. As a result, the Company's officers will no longer be required to certify the accuracy of its financial statements.

     * Stockholders remaining in the Company following the Reverse Stock Split will no longer be able to trade their securities on a public market, resulting in a loss of liquidity for their shares.

     * The elimination of a trading market for our common stock may result in the Company having less flexibility in attracting and retaining executives and other employees because equity-based incentives (such as stock options) tend not to be viewed as having the same value in a private company.

     * The Company will be less likely to be able to use stock to acquire other companies.

     * It will be more difficult for the Company to access the public equity markets.

     See "Effect of the Reverse Stock Split."

     Q: The Company has been publicly held since 1999; what are some of the reasons for going private now?

     A: Our Board of Directors believes that the Company currently derives no material benefit from its public company status. In addition to the direct financial burden from being a public company, the extremely thin trading market in our common stock has not provided liquidity to our stockholders. During the period from January 1, 2003, through July 1, 2005, a total of only about 126,331 shares of our common stock were traded on the OTC Bulletin Board. Furthermore, our stock was only traded on 40 days during this period, with an average volume per trading day of only about 3,158 shares. As a result of this infrequency in trading, we do not expect that we will be able to use our stock as currency for acquisitions or other transactions in the future. Additionally, the scarce trading volume results in substantial spikes in the trading price when actual trades are made in the market.

     Q: What are some of the factors supporting the Board of Directors' determination to approve the Reverse Stock Split?

     A: The Board based its determination to approve the Reverse Stock Split on several factors. Importantly, the Board considered the relative advantages and disadvantages discussed above and under "Reasons for the Amendment to the Articles of Incorporation to Effect the Reverse Stock Split." The Board also considered certain other factors, including:

     * the Board's determination of the fairness of paying the Cashed Out Stockholders $0.27 per pre-split share in light of the low recent market price of the Company's common stock and the Company's low net book value per share. See "Advantages of the Reverse Stock Split."

     * the projected tangible and intangible cost savings to the Company by terminating its public company status; and

     * the fact that attempts of the Company's stockholders to achieve liquidity in the existing trading market would be frustrated due to the low average daily trading volume of the Company's common stock, with the result that only a small number of shares could be purchased or sold without the risk of significantly increasing or decreasing the trading price for our shares.

     Q: What are the interests of the Company's directors and officers in the Reverse Stock Split?

     A: As a result of the transaction, the Company estimates that its directors and officers, collectively, will beneficially own approximately 25% of the Company's outstanding common stock immediately before the Reverse Stock Split and approximately 26% after the Reverse Stock Split. This small increase is due to the fact that only an estimated 1,235,043 pre-split shares of our common stock will be eliminated.

     Q: What is the total cost of the Reverse Stock Split to the Company?

     A: The Company estimates that the total cost of the Reverse Stock
Split to the Company will be approximately $368,461.61, of which the Company will pay approximately $333,461.61 to cash out fractional shares and approximately $35,000 of legal and accounting fees and other costs to effect the Reverse Stock Split. This total amount could be larger or smaller if the estimated number of fractional shares that will be outstanding after the Reverse Stock Split changes as a result of purchases or sales of common stock by unaffiliated stockholders. Birch will borrow these funds from LCIS pursuant to an unsecured demand note bearing interest at 9% per annum. As of the date hereof, the parties have not executed any such note, and we do not expect to execute such a note until we actually receive the funds from LCIS.

     We never intended for the Company to finance the Reverse Stock Split, as the Company works on a revolving line of credit with First Bank. All income to the Company goes into a lockbox and is used to pay down the line of credit. Because the Company will become a wholly-owned subsidiary of LCIS following the Reverse Stock Split and the merger, we felt it was most logical for LCIS to provide the financing for the Reverse Stock Split. The other alternative would be to receive the funds from Golden Oak, but since LCIS is a wholly-owned subsidiary of Golden Oak, we do not believe that there would be any practical difference between the two potential sources of funding.

     Questions and Answers about the Merger.
     ---------------------------------------

     Q:  Why is Birch proposing to enter into the merger?

     A: Approximately 90% of Birch's insurance premium financing revenue comes from LCIS. If Birch were to lose this revenue source, it would lose its viability as a business. In addition, Golden Oak owns the majority of each company's common stock and each of Birch's directors also serves on the Board of Directors of LCIS. Due to each of these factors our Board of Directors believes it is more appropriate for Birch to operate as a wholly-owned subsidiary of LCIS than as an independent publicly-held company.

     Q:  How is the merger being structured?

     A: If all of the conditions to the merger are satisfied (or waived), Merger Subsidiary will be merged into Birch, with Birch becoming a wholly-owned subsidiary of LCIS and Birchs's stockholders receiving in exchange for their Birch shares, LCIS common stock.

     Q: What are the tax consequences to the Birch stockholders of the merger?

     A: Birch stockholders who exchange their shares or LCIS common stock will not recognize any gain or loss for United States federal income tax purposes. Your tax basis in your total shares of LCIS common stock received in the merger will equal your tax basis in your Birch stock.

     Q: If I am a Birch stockholder, should I send in my stock certificates now?

     A: No. After the merger is completed, Birch will send written instructions to its stockholders explaining how to exchange their stock certificates.

     Q:  When do you expect the merger to be completed?

     A: We are working toward completing the merger as quickly as possible, and we expect that it will be completed immediately after the completion of the Reverse Stock Split.

     Q:  Where can I find more information about the merger?

     A:  Please contact:

     Birch Financial, Inc.
     17029 Chatsworth Street, Suite 100
     Granada Hills, California  91344
     Phone: 818-832-9664
     Facsimile: 818-362-9872

     Attention:  Nelson Colvin

     Golden Oak, which owns in excess of a majority of our outstanding voting securities has agreed to vote in favor of the Reverse Stock Split and the merger. No other votes are required or necessary to adopt and complete these transactions.

     Golden Oak is a cooperative corporation that is owned by the employee members of LCIS. It provides safety products and administrative services to LCIS' members. None of Golden Oak's directors or executive officers was convicted in any criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), or was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining that person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.


                               SPECIAL FACTORS

Purpose of the Reverse Stock Split.
-----------------------------------

     The primary purpose of the Reverse Stock Split is to enable Birch to "go private" and thus terminate its obligations to file annual and periodic reports and make other filings with the Commission
(the "Commission"). The benefits of going private include:

     * eliminating the costs associated with filing our periodic reports and other documents with the Commission;

     * eliminating the costs of compliance with the Sarbanes-Oxley Act and related regulations;

     * reducing the direct and indirect costs of administering stockholder accounts and responding to stockholder requests; and

     * affording stockholders holding fewer than 100,001 shares immediately before the Reverse Stock Split the opportunity to receive cash for their shares without having to pay brokerage commissions and other transaction costs.

     By purchasing the shares of the holders of fewer than 100,001 shares, we will:

     * reduce the number of the Company's stockholders of record to fewer than 500 persons, which will allow us to terminate the registration of our common stock under Section 12(g) of the Exchange Act, and suspend our duty to file periodic reports with the Commission;

     * eliminate the administrative burden and expense of maintaining small stockholder accounts;

     * permit these small stockholders to liquidate their shares of common stock at a fair price, without having to pay brokerage commissions, as we will pay all transaction costs in connection with the Reverse Stock Split; and

     * cause minimal disruption to stockholders owning 100,001 or more shares of common stock.

     Reasons for the Reverse Stock Split.
     ------------------------------------

     We incur direct and indirect costs in complying with the filing and reporting obligations imposed on public companies by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The cost of compliance has increased significantly with the implementation of the Sarbanes-Oxley Act of 2002. We also incur substantial indirect costs as a result of, among other things, the executive time expended to prepare and review our public filings. As we have relatively few executive personnel, these indirect costs can be substantial.

     In addition, management believes that many of the common benefits of being a public company do not apply to Birch. For example:

     * Despite our discussions with approximately eight to 10 broker dealers in an attempt to locate a suitable market maker, there has never been an established trading market for our common stock (During the 2-1/2 year period from January 1, 2003, through July 1, 2005, there were approximately 40 trades in our common stock, for total trading volume of 126,331 shares), resulting in very limited liquidity for our investors;

     * the vast majority of stockholders that acquired their shares when we went public in 1999 continue to hold those shares, indicating a general lack of desire to trade our common stock; and

     * unlike most public companies, our operations are narrowly focused on providing services to a sister corporation, with over 90% of our insurance premium financing revenue coming from LCIS (Golden Oak owns a majority of our outstanding shares and all of LCIS' outstanding shares).

     Effect of the Reverse Stock Split.
     ----------------------------------

     General.
        --------

     If the Reverse Stock Split is consummated, we intend to apply for termination of registration of our common stock under the Exchange Act as soon as practicable after completion of the Reverse Stock Split. The Reverse Stock Split is expected to reduce the number of stockholders of record of the Company from approximately 537 to approximately 23. Upon the termination of our reporting obligations under the Exchange Act, our common stock may be eligible for listing and trading in the "Pink Sheets," as described below. However, the completion of the Reverse Stock Split and the deregistration of our common stock under the Exchange Act will likely cause the trading market for shares of the common stock to be eliminated.

     Effects on Stockholders With Fewer Than 100,001 Shares of Common Stock.
     -----------------------------------------------------------------------

     If the Reverse Stock Split is implemented, stockholders holding fewer than 100,001 shares of common stock immediately before the Reverse Stock Split ("Cashed Out Stockholders"):

     * will not receive a fractional share of common stock as a result of the Reverse Stock Split;

     * will instead receive cash equal to $0.27 per pre-Reverse Stock Split share for each such share of common stock held immediately before the Reverse Stock Split in accordance with the procedures described in this information statement;

     * will have no further ownership interest in Birch with respect to cashed out shares, and will no longer be entitled to vote as stockholders;

     * will not be required to pay any service charges or brokerage commissions in connection with the Reverse Stock Split; and

     * will not receive any interest on the cash payments made as a result of the Reverse Stock Split.

      Detriments of the Reverse Stock Split include:

     * the Cashed Out Stockholders will be required to surrender their shares involuntarily for a cash price that is determined by the Company;

     * the Cashed Out Stockholders will not have the right to liquidate their shares at a time and place of their choosing;

     * the Cashed Out Stockholders will no longer have the right to participate in the benefits of being corporate stockholders, such as voting on Company proposals or sharing in any dividends that the Company may be able to pay in the future;

     * the Company will no longer be subject to the provisions of the Sarbanes-Oxley Act or the liability provisions of the Exchange Act;

     * the Company's officers will no longer be required to certify the accuracy of the Company's financial statements; and

     * cash payments to Cashed Out Stockholders as a result of the Reverse Stock Split will be subject to income taxation. For a discussion of the federal income tax consequences of the Reverse Stock Split, please see the section of this information statement entitled " Material Federal Income Tax Consequences of the Reverse Stock Split."

     If you would otherwise be a Cashed Out Stockholder as a result of your owning less than 100,001 shares of our common stock, but you would rather continue to hold common stock after the Reverse Stock Split and not be cashed out, you may do so by taking either of the following actions:

     (1) Purchase a sufficient number of additional shares of common stock on the open market and have them registered in your name and consolidated with your current record account, if you are a record holder, or have them entered in your account with a nominee (such as your broker or bank) in which you hold your current shares so that you hold at least 100,001 shares of common stock in your record account immediately before the Effective Date of the Reverse Stock Split; or

     (2) If applicable, consolidate your accounts so that together you hold at least 100,001 shares of common stock in one record account immediately before the Effective Date of the Reverse Stock Split.

     You will have to act far enough in advance so that the purchase of any common stock and/or consolidation of your accounts containing common stock is completed by the close of business prior to the Effective Date of the Reverse Stock Split.

     Effects on Stockholders With 100,001 or More Shares of Common Stock.
     --------------------------------------------------------------------

     If the Reverse Stock Split is implemented, stockholders, which we refer to as Continuing Stockholders, holding 100,001 or more shares of common stock immediately before the Reverse Stock Split:

     * will have the number of shares of common stock held immediately after the Reverse Stock Split reduced by a factor of 100,001 to one;

     * will be the only persons entitled to vote as stockholders after the consummation of the Reverse Stock Split; and

     * will not receive cash for any portion of their shares (and will not receive any other consideration, including options).

     One of the purposes of the Reverse Stock Split is to terminate the registration of our common stock under the Exchange Act. In this event, we will no longer be required to file public reports of our financial condition and other aspects of our business with the Commission. Unless otherwise required by law, we do not currently intend to distribute any more financial and other Company information to stockholders. As a result, stockholders and brokers will have less access to information about the Company's business and results of operations than they had prior to the Reverse Stock Split. Nevertheless, we may decide in our sole discretion to provide certain financial and other information on our website at some time in the future.

     In addition, in the event that we terminate the registration of our common stock under the Exchange Act, the common stock will cease to be eligible for trading on any securities market except the "Pink Sheets," which may not be available as a source of liquidity. In order for our common stock to be quoted on the "Pink Sheets" (a centralized quotation service that collects and publishes market maker quotes for securities), one or more broker-dealers must act as a market maker and sponsor the common stock on the "Pink Sheets." Following consummation of the Reverse Stock Split and the absence of current information about the Company being filed under the Exchange Act, there can be no assurance that any broker-dealer will be willing to act as a market maker in the Common stock. There is also no assurance that shares of the common stock will be available for purchase or sale after the Reverse Stock Split has been consummated.

     Effects on the Company.
     -----------------------

     If consummated, the Reverse Stock Split will affect the registration of our common stock under the Exchange Act, as we intend to apply for termination of such registration as soon as practicable after the Reverse Stock Split.

     The Reverse Stock Split is intended to reduce the number of stockholders of the Company to less than 35. Although we will be able to deregister our common stock under the Exchange Act if we have fewer than 300 stockholders of record, the subsequent merger with LCIS' Merger Subsidiary will be facilitated if we have 35 or fewer stockholders at the time of the merger. This is because the exemption from registration provided by Rule 506 of Regulation D of the Commission will likely be available to LCIS when it issues its shares to our Continuing Stockholders in exchange for their Birch shares. If this exemption were not available, LCIS may have to register those shares, which can be both expensive and time consuming.

     The completion of the Reverse Stock Split and the deregistration of our common stock under the Exchange Act will render the common stock ineligible for listing or quotation on any stock exchange or other automated quotation system. After the Reverse Stock Split, we may be able to list the Common Stock in the "Pink Sheets." However, we do not intend to pursue that option, as we expect that Continuing Stockholders holding a majority of the outstanding post-Reverse Stock Split shares of our common stock will vote to make the Company a wholly-owned subsidiary of LCIS, as outlined in Proposal 2, below. Consequently, Continuing Stockholders should expect the public market for shares of Common Stock to be eliminated.

     We expect that upon the completion of the Reverse Stock Split, the shares beneficially owned by our directors and executive officers will comprise approximately 26% of the then-issued and outstanding shares of common stock, compared to approximately 25% owned prior to the Reverse Stock Split. In addition, Golden Oak, which currently owns approximately 52% of our outstanding common stock, will own approximately 54% of our post-Reverse Stock Split shares.

     No Change in Par Value.
     -----------------------

     The par value of our common stock will remain $0.01 per share following consummation of the Reverse Stock Split.

     Material Federal Income Tax Consequences of the Reverse Stock Split.
     --------------------------------------------------------------------

     We have not decided to engage in the Reverse Stock Split as a result of any tax consequences of the transaction. We believe that the Reverse Stock Split will not result in material federal income tax consequences to the Company. In addition, Continuing Stockholders who do not receive any cash as a result of the Reverse Stock Split should not recognize any gain or loss as a result of the Reverse Stock Split. A Continuing Stockholder's tax basis and holding period in the common stock should remain unchanged after the Reverse Stock Split. On the other hand, Cashed Out Stockholders generally will recognize capital gain or loss for federal income tax purposes as a result of the Reverse Stock Split. Such gain or loss will be measured by the difference between the cash received by such Cashed Out Stockholder and the aggregate adjusted tax basis in such Cashed Out Stockholder's stock.

     Advantages of the Reverse Stock Split.
     --------------------------------------

     The following are some of the advantages that our Board of Directors believe will be derived from the Reverse Stock Split. For a more detailed list of the factors that our Board considered in determining the fairness of this transaction, see the subheading "Fairness of the Reverse Stock Split," below.

     (1) Opportunity for unaffiliated stockholders holding less than 100,001 shares of common stock to sell holdings at a premium.

     Historical Market Prices - In connection with the Reverse Stock Split, the Board of Directors has set the price to be paid to the cashed out stockholders at $0.27 per share. This consideration represents: (i)a 59% premium over the closing price for our common stock on July 1, 2005 (the most recent practicable date prior to the announcement of the Reverse Stock Split) which was $0.17 per share; (ii) an 86% premium over the average closing price of the common stock over the 30 days prior to and including July 1, 2005, which was $0.145 per share; (iii) a 77% premium over the one year average closing price of the common stock, which was $0.152 per share; and (iv) a 0.3% premium over the average closing price of our common stock during the period from January 1, 2003, through July 1, 2005, which was $0.269 per share.

     The foregoing calculations were derived from the trading history of the Company's common stock during the period from January 1, 2003, through July 1, 2005. It should be noted that during this period: (i) there were only 40 days during which any shares of the Company's common stock were traded at all; (ii) a total of only 126,331 shares were traded; and (iii) the average trading volume during these 40 trading days was only about 3,133 shares per day.

     The following table summarizes certain indications of value, including the aforementioned current and historical market prices of the common stock, each as defined above. The column labeled "Percentage Premium" indicates the percentage premium that the $0.27 cash out consideration represents in relation to the applicable indication of value.

                                                  Dollar
      Value                                       Amount      Premium
      -----                                       ------      -------

     Most Recent Closing Price                    $ 0.17       59  %
     Thirty Day Average Closing Price               0.145      86
     One-year Average Closing Price                 0.152      77
     Two-and-one-half year Average Closing Price    0.269       0.3
     Net book value per share at September 30,
        2005*                                       0.064     322


     * Net book value consists of the Company's assets minus its liabilities, as discussed below.

     Net book value and liquidation value - As of September 30, 2005, the Company's net book value (i.e., total assets minus total liabilities) was $2,055,397, or approximately $0.064 per share. Because of the lack of physical assets and intangible assets, the Company's liquidation value at September 30, 2005, was also $2,055,397, or approximately $0.064 per share.

     Going concern value - In December, 2005, John H. Jaques, Inc. ("Jaques"), prepared a Summary Stock Valuation of the Company, in which it concluded that the Company's total value was $5,147,000, or $0.1674 per share after the redemption of the Cashed Out Stockholders' shares, at September 30, 2005.
This valuation takes into account the Company's tangible net worth (i.e. book value) and its enterprise value (i.e., the value of its business operations, client accounts working capital and any goodwill and covenants not to compete). These components of value were valued at $1,695,000 and $3,452,000, respectively.

     (2) Significant cost and time savings for the Company.

     By reducing the number of stockholders of record to less than 300 and deregistering our common stock under the Exchange Act, we expect to save: (i) approximately $40,000 per year in legal fees and expenses that we have historically incurred in connection with the preparation and filing of reports required by the Exchange Act and with quotation of our common stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD"), and with other legal requirements associated with being a public company; (ii) approximately $12,000 in accounting fees associated with the preparation of the annual and quarterly financial statements that are included with our periodic reports; and (iii) approximately $20,000 per year in audit and audit-related fees associated with the year-end financial statements that are filed with the Commission with our Annual Reports on Form 10-KSB. The termination of reporting obligations will also alleviate a significant amount of time and effort previously required of our executive officers to prepare and review these ongoing reports and filings.

     (3) Ability to control decision to remain a holder of common stock or to liquidate common stock.

     Another factor considered by the Board of Directors in determining the fairness of the transaction to all unaffiliated stockholders, individually, is that current holders of fewer than 100,001 shares of our common stock may elect to remain stockholders of the Company following the Reverse Stock Split by acquiring additional shares so that they own at least 100,001 shares of the common stock immediately before the Reverse Stock Split. Conversely, stockholders that own 100,001 or more shares of common stock who desire to liquidate their shares in connection with the Reverse Stock Split at the premium price offered may reduce their holdings to less than 100,001 shares by selling shares prior to the Reverse Stock Split. Although it may be difficult for a stockholder to purchase enough shares to retain or dispose of an equity interest in the Company due to the limited trading market for the Common Stock, some stockholders should be able to purchase a sufficient number of shares. The Board of Directors considers the structure of the going private transaction to be fair to unaffiliated stockholders individually, because it allows them a measure of control over the decision of whether to remain stockholders after the Reverse Stock Split or to receive the cash consideration offered in connection with the Reverse Stock Split.

     (4) No material change in percentage ownership of Continuing
Stockholders.

     Because only an estimated 1,235,043 out of 32,076,846 shares of our common stock will be eliminated as a result of the Reverse Stock Split, the percentage ownership of Continuing Stockholders will be approximately the same as it was prior to the Reverse Stock Split. For example, our directors and executive officers currently beneficially own approximately 25% of our outstanding common stock and will beneficially own approximately 26% of our common stock following completion of the Reverse Stock Split. We believe that structuring the transaction in a manner that preserves the approximate percentage ownership of the Continuing Stockholders, whether affiliated or unaffiliated, supports the fairness of the transaction to the unaffiliated stockholders.

     Disadvantages of the Reverse Stock Split.
     -----------------------------------------

     (1) Complete reduction of public sale opportunities.

     Following the Reverse Stock Split and the deregistration of our common stock under the Exchange Act, we anticipate that the public market for the common stock will be eliminated altogether. Stockholders of the Company likely no longer will have the opportunity to sell their shares of common stock in any public market. While shares may be listed in the "Pink Sheets," any public market for our common stock would probably be highly illiquid after the suspension of our periodic reporting obligations.

     Our Board of Directors believes that the foregoing disadvantage is somewhat ameliorated by the extremely limited market for our common stock over the past several years. For example, in the two-and-one-half year period from January 1, 2003, through July 1, 2005, a total of 126,331 shares of our common stock have been traded on the OTC Bulletin Board, and our shares have been traded a total of 40 days during this period.

     (2) Termination of publicly available information.

     Upon terminating the registration of our common stock under the Exchange Act, our duty to file periodic reports with the Commission will be suspended. Information about our operations and financial results that is currently available to the general public and our investors will not be available after we have terminated the registration of our common stock. Upon the termination of our filing obligations with the Commission, investors seeking information about us will have to contact us directly to receive such information. We can not assure you that we will provide the requested information to an investor. While our directors acknowledge the circumstances in which such termination of publicly available information may be disadvantageous to our stockholders, they believe that the overall benefits to the Company of no longer being a public reporting company substantially outweigh the disadvantages thereof, and, accordingly, the Company believes that termination of publicly available information does not outweigh the advantages of going private, which is in the best interests of the Company's stockholders.

     (3) Termination of public company obligations.

     Once our common stock ceases to be registered under the Exchange Act, the Company will no longer be subject to public company obligations, such as the provisions of Sarbanes-Oxley or the liability provisions of the Exchange Act. Although we will no longer be required to file financial statements with the Commission or to provide such information to stockholders, any financial statements we choose to provide will no longer be required to be certified by the officers of the Company.

     (4) Possible significant decline in the value of the common stock.

     Because of the limited liquidity for our common stock (as described in paragraph (1) above), the termination of the Company's obligation to make public financial and other information expected to result following the Reverse Stock Split and the deregistration of the Common Stock under the Exchange Act (as described in paragraph (2) above), and the diminished opportunity for stockholders of the Company to monitor the management of the Company due to the lack of public information, Continuing Stockholders may experience a significant decrease in the value of their shares of Common Stock.

     (5) Inability to participate in any future increases in the value of our common stock.

     Cashed Out Stockholders will have no further financial interest in the Company with respect to their cashed out shares and thus will not have the opportunity to participate in the potential appreciation in the value of such shares. However, those unaffiliated stockholders who wish to remain stockholders after the Reverse Stock Split can do so by acquiring additional shares so that they own at least 100,001 shares of common stock immediately before the Reverse Stock Split.

     Alternatives to the Reverse Stock Split.
     ----------------------------------------

     Our Board of Directors considered the feasibility of the reverse stock split only as it related to the alternative of preserving the status quo. If we were to maintain the status quo, we would continue to incur the expenses of being a public reporting company without enjoying the benefits traditionally associated with public company status. The Board of Directors believes that maintaining the status quo is not in the best interests of the Company and rejected this alternative.

     We did not consider other alternatives, such as a traditional stock repurchase program or a tender offer to unaffiliated stockholders, because of the limited historical trading volume of our common stock and the lack of assurance that a sufficient number of stockholders would participate in a tender offer to ensure a sufficient reduction in the number of stockholders to allow us to go private.

     Fairness of the Reverse Stock Split.
     ------------------------------------

     Our Board of Directors considered the following factors in determining that the Reverse Stock Split would be substantively and procedurally fair to the Cashed Out Stockholders:

     * The Reverse Stock Split was unanimously approved by the Board of Directors, including all of its independent directors.

     * The fact that all stockholders will have some ability to remain stockholders of the Company by purchasing additional shares so that they own at least 100,001 shares of Common Stock immediately before the effectiveness of the Reverse Stock Split. Although it may be difficult for a stockholder to purchase enough shares to retain an equity interest in the Company due to the limited trading market for the Common Stock, some stockholders should be able to purchase a sufficient number of shares to achieve this purpose.

     * The fairness of the price offered to the Cashed Out Stockholders, as discussed above under the subheading "Advantages of the Reverse Stock Split."

     * The Reverse Stock Split has been structured in such a way that it can be quickly implemented. The Company has access to sufficient financial resources to complete the transaction expeditiously, and there are no unusual requirements or conditions to its completion.

     The Board of Directors considered several factors in determining that the Reverse Stock Split is fair to those stockholders who will remain after the transaction because they owned 100,001 or more shares prior thereto, whether or not these Continuing Stockholders are deemed to be affiliates of the Company. Although the transaction will result in the loss of the protections of the Exchange Act for the Continuing Stockholders and the loss of the ability to trade the Common Stock on the OTC Bulletin Board, the Board of Directors has determined that the Reverse Stock Split is fair to such stockholders for the following reasons:

     * The Company and its stockholders currently receive little benefit from our status as a public company due to our very small size, the lack of analyst coverage and the very limited trading in our Common Stock.

     * Terminating the Company's registration under the Exchange Act would reduce its annual out-of-pocket expenses by approximately $72,000 and save management considerable time and effort that is currently being expended to comply with Exchange Act provisions.

     * The percentage ownership held by each Continuing Stockholder will be approximately the same as it was immediately prior to the Reverse Stock Split, regardless of that person's status as an affiliate or non-affiliate of the Company.

     In determining the fairness of the Reverse Stock Split to the Cashed Out Stockholders and the Continuing Stockholders, the Board of Directors did not assign any specific weights to the above factors.

     The Reverse Stock Split is not structured so that approval of at least a majority of unaffiliated stockholders is required. The Board of Directors determined that any such voting requirement would usurp the power of the holders of a majority of the Company's outstanding shares to consider and approve the Reverse Stock Split as permitted under Nevada law and the Company's organizational documents.

     The Company has not retained any unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the Reverse Stock Split. Nor have we received any report, opinion or appraisal from any outside party that is materially related to the Reverse Split. No independent committee of the Board has reviewed the fairness of the Reverse Stock Split.

     In December, 2005, we engaged John H. Jaques, Inc., ("Jaques") to prepare a Summary Stock Valuation of the Company for purposes of determining the fairness of the consideration to be paid to the Cashed Out Stockholders (the "Valuation"). Jaques did not recommend the amount of consideration, but the Company has used its Valuation in its analysis of the fairness of such consideration.

     In preparing its Valuation, Jaques examined 3-3/4 years of the Company's audited and unaudited financial statements, employee statistics, client information, carrier information and a historical narrative. Jaques compared this information to industry standards, norms and practices for similar organizations. The Valuation was prepared in conformance with general guidelines established by the Internal Revenue Service in Revenue Ruling 59-60, and its subsequent modifications and amplifications.

     Jaques analyzed the Company's tangible net worth (i.e., its book value) and its enterprise value (i.e., the value of business operations, client accounts, working capital and any goodwill and covenants not to compete). Two factors involved in the determination of enterprise value were the Company's earnings capacity (i.e., reasonable profit expectation) and inherent risk that this earnings capacity may not be maintained over time.

     Using these criteria, Jaques determined that the Company's tangible net worth at September 30, 2005 was $1,695,000. This figure was obtained by subtracting adjusted total liabilities of $10,265,335 from adjusted tangible assets of $11,960,270.

     Based on the Company's reported revenues, expense and pre-tax profit for the trailing 12 months ended September 30, 2005, Jaques determined its pro forma sustainable earnings to be $767,000. When multiplied by 4.5, which is on the conservative end of the 4.5 to 6.5 range for value multiples applied to acquisitions by insurance brokerages of related non-brokerage firms, enterprise value was determined to be $3,452,000. When combined with the Company's tangible net worth of $1,695,000, Jaques determined the Company's total value to be $5,147,000. Based on 32,076,846 outstanding shares after the redemption of the Cashed Out Stockholders' shares, Jaques arrived at a value of $0.1674 per share.

     The Valuation will be made available for inspection and copying at the Company's principal executive offices during its regular business hours by any interested equity security holder of Birch or any representative who has been so designated in writing.

     John H. Jaques, the founder of Jaques, is in his 27th year of consulting in the insurance industry. His specialty services in the areas of agency mergers, acquisitions, sales, perpetuation, family transfers, valuations and buy-sell agreements, have been accessed by over 750 agencies since 1978. Ownership transactions exceeding $175 million in agency commissions have been completed over the last five years.

     Mr. Jaques has a degree in finance from San Francisco State University, has served as an officer for Fireman's Fund Insurance Companies, and has been a producer. He has published numerous articles in industry trade journals, has spoken at over 50 industry conventions or workshops, including the National Conventions of the PIA and IIAA, and has written two workbooks for use by agency managers: "A Guide to Agency/Broker Ownership Transfers" published by the national IIAA, and "Producer Planning, Compensation and Equity Options," marketed by the national PIA.

     Jaques was selected to perform our stock valuation based on our positive experience with prior consulting services that it had performed for us and for LCIS. Jaques is paid a $3,000 monthly retainer for the purpose of providing recommendations to Birch and LCIS on the value of their respective stock, and to assist in providing analysis and recommendations on the going private transactions. The fee is a flat monthly amount, is not tied to or dependent on what the value of the stock may be, and is not contingent on the merger occurring. Neither Mr. Jaques nor his firm owns any stock or other interest in Birch or LCIS.

 PROPOSAL NO. 1: AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO
                     EFFECT THE REVERSE STOCK SPLIT

     General.
     --------

     At the Company's January 5, 2005, joint planning session, the following directors and executive officers were appointed to serve on an ad hoc committee to implement the privatization of the Company and its merger with LCIS:

     * John Alsdorf (Chairman of Golden Oak);

     * Mickey Strauss (Chairman of LCIS):

     * Barry Cohen (Chairman of Birch);

     * Keith Walton (Treasurer/CFO of Birch);

     * Nelson Colvin (President/CEO of Birch and Golden Oak); and

     * Lebo Newman (director of all companies).

     Also in attendance at the meeting were:

     * Richard Angelo (Treasurer of Golden Oak);

     * Ron Dietz (director of all companies);

     * Frank Quaresma (director of all companies);

     * Tim Nord (director of all companies);

     * Ken Chase (director of Golden Oak and LCIS);

     * Allen Chariton (director of LCIS);

     * Steve Hartman (President/CEO of LCIS);

     * Jerry Elson (former President of LCIS);

     * Kim Logue Ayala (Vice President, Operations of LCIS);

     * Barbara Alvarez (President, California Landscape Contractors
Association);

     * John Jaques (consultant).

     The committee met at a telephonic meeting held April 7, 2005. With the exception of Mr. Newman, all of the committee members were in attendance. Also in attendance were Messrs. Dietz, Quaresma and Jaques, as well as Birch accountant Russ Anderson and Birch's securities attorneys, Leonard W. Burningham and Branden T. Burningham.

     The following points were discussed at the meeting:

     * Since going public in late 1999, with the intent of raising enough capital not to have to rely on its line of credit for funding its insurance premium financing operations, the Company has not been able to sell an appreciable number of shares. In addition, management had reviewed several potential "market makers" for the Company's common stock, with no strong recommendations being made. Several market makers expressed concerns that the Company was too "closely held" and that potential major investors would be reluctant to invest in a company that has such a large percentage of its shares held my such a small number of stockholders. Other broker-dealers had expressed a willingness to act as market makers, but the Company's management believed that the expenses in this regard would be too high.

     * Following any planned "going private" transaction, the Company's management team will stay in place and the Company will continue to operate as in the past.

     * A reverse split ratio of one for 100,001 would eliminate all Company stockholders who are not directly involved in the programs offered by Golden Oak, LCIS and Birch. In addition, it would reduce the number of Continuing Stockholders to 35 or fewer, which will make it more likely that LCIS will be able to rely on the exemption from registration provided by Rule 506 of Regulation D of the Commission when it issues it shares to the Continuing Stockholders in connection with the merger. The availability of this exemption would allow LCIS to issue these shares without registering them with the Commission, thereby saving substantial time and expense. No other ratios were considered.

     * The amount of the cash payment to the Cashed Out Stockholders was determined based on several factors:

          a. The average trading range of the Company's common stock over the past year was between $0.12 and $0.17 per share.

          b. The Company has been unable to sell its shares for more than $0.25 per share, with the exception of the 33,000 shares that were sold at $1.00 per share, and which the Company decided to buy back at the original purchase price.

          c. Offering a $0.02 premium over the $0.25 purchase price would allow the Cashed Out Stockholders to recapture their investment, plus a small premium.

     Based on the foregoing, the Reverse Stock Split and the merger were approved by the Company's Board of Directors at a meeting held on July 14, 2005. Based on the price being offered to the Cashed Out Stockholders, our Board felt that the offer was fair.

     Our Board of Directors has unanimously authorized the Reverse Stock Split, which will consist of an amendment of our Articles of Incorporation to effect a reverse split of our outstanding common stock on a 100,001-for-one basis, such that stockholders owning less than 100,001 shares of common stock will have their shares canceled and converted into the right to receive cash consideration equal to $0.27 per pre-split share. The Reverse Stock Split will take effect on the date that we file a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of Nevada, or on any later date that we specify in the Certificate of Amendment. At that time, each holder of 100,001 shares of our common stock immediately before the Reverse Stock Split will receive one share of our common stock in exchange for such pre-split shares, with fractional shares to be received in exchange for blocks of shares that are not evenly divisible into 100,001. For example, a stockholder holding 150,000 pre-split shares will receive 1.5 shares as a result of the Reverse Split.

     Any stockholder holding less than 100,001 shares of our common stock immediately before the Reverse Stock Split will have the right to receive cash in exchange for the resulting fractional share thereof and will no longer be a stockholder of the Company. This cash payment will be equal to $0.27 for every share of common stock held by such stockholder immediately prior to the Reverse Stock Split.

     As of September 12, 2005, the most recent practicable date prior to the date of this Information Statement, there were 32,076,846 outstanding shares of our common stock and approximately 526 stockholders of record. As of that date, approximately 503 holders of record held less than 100,001 shares of common stock. As a result, we believe that the Reverse Stock Split will reduce the number of record holders to approximately 23. The foregoing figures take into account our recent buyback of a total of 33,000 shares from 11 stockholders to whom we had sold shares in a private placement in 2001, at a price of $1.00 per share. In the interest of fairness to these stockholders, we repurchased these shares at the original offering price of $1.00 per share. Management believed that it would be unfair to these stockholders to pay them only $0.27 per share in connection with the merger when they had paid $1.00 per share and virtually all of our other stockholders had either acquired their shares without cash consideration in connection with the transaction by which we acquired Birch Financial, Inc., a Missouri corporation in December, 1999, or prior to the date of that transaction.

     Dissenters' Appraisal Rights with Respect to the Reverse Stock Split.
     ---------------------------------------------------------------------

     Under Nevada law, Company stockholders who dissent from the Reverse Stock Split are not entitled to any appraisal rights with respect to their shares. However, in the interest of fairness and giving our stockholders additional options with respect to the Reverse Stock Split, our Board of Directors has determined to grant dissenter's rights of appraisal in this matter. If you wish to dissent and you comply strictly with the applicable provisions of
Section 92A.440 of the Nevada Revised Statutes (the "NRS"), you will have the right to dissent and be paid cash for the fair value of your shares of the Company's common stock. To perfect these appraisal rights with respect to the Reverse Stock Split, you must follow the required procedures precisely. A copy of Sections 92A.300 to 92A.500 of the NRS is attached to this Information Statement as Appendix A.

     Sections 92A.300 to 92A.500 the NRS entitle any Company stockholder who objects to the Reverse Stock Split and who follows the procedures prescribed by Section 92A.440 to receive cash equal to the "fair value" of such stockholder's shares of the Company. Set forth below is a summary of the procedures relating to the exercise of such dissenters' rights. This summary does not purport to be a complete statement of dissenters' rights and is qualified in its entirety by reference to Sections 92A.300 to 92A.500 of the NRS, which are reproduced in full as Appendix A to this Information Statement.

     Any stockholder contemplating the possibility of dissenting from the Reverse Stock Split should carefully review the text of Appendix A (particularly the specified procedural steps required to perfect the dissenters' rights, which are complex) and should also consult such stockholder's legal counsel. Such rights will be lost if the procedural requirements of Section 92A.440 of the NRS are not fully and precisely satisfied.

     The Company has granted dissenters' rights for any stockholder who objects to the Reverse Stock Split and who meets the requisite statutory requirements contained in the NRS. Under the NRS, any objecting stockholder shall be entitled, once the Reverse Stock Split is consummated, to receive a cash payment of the fair value of such stockholder's shares of Company stock upon compliance with the applicable statutory procedural requirements. A stockholder who does not so object will have no dissenters' rights with respect thereto. A stockholder who does not satisfy each of the requirements of Section 92A.440 of the NRS is not entitled to payment for such stockholder's shares under the dissenters' rights provisions of the NRS and will be bound by the terms governing the subject transaction.

     The Company must send written notice to all objecting stockholders. The notice must be sent no later than 10 days after the effectuation of the Reverse Stock Split, and must:

     (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

     (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

     (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

     (d) Set a date by which the Company must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

     (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

     Prior to the Effective Date of the Reverse Stock Split, a stockholder exercising dissenters' rights retains all the other rights of a Company stockholder. From and after such Effective Date, dissenting shareholders will no longer be entitled to any rights of a Company stockholder, including, but not limited to, the right to receive notice of meetings, to vote at any meetings or to receive dividends, and will only be entitled to any rights to appraisal as provided by the NRS.

     After the Effective Date of the Reverse Stock Split, or upon receipt of a valid demand for payment, whichever is later, the Company must remit to each dissenting shareholder who complied with the requirements of the NRS the amount that the Company estimates to be the fair value of such stockholder's shares of common stock, plus interest accrued from the effective time of the sale to the date of payment. The payment also must be accompanied by certain financial data relating to the Company, the Company's estimate of the fair value of the shares and a description of the method used to reach such estimate, and a copy of the applicable provisions of the NRS with a brief description of the procedures to be followed in demanding supplemental payment. The dissenting stockholder may decline the offer and demand payment for the fair value of the Company's stock. The dissenting shareholder waives his right to demand payment unless he notifies the Company of his demand in writing within 30 days after the Company makes or offers payment for his shares.

     If demand for payment remains unsettled, the Company shall, within 60 days after receiving the demand, file in court a petition requesting that the court determine the fair value of the Company's stock. If the proceeding is not filed within the 60 day period, the Company shall pay each dissenter whose demand remains unsettled the amount demanded.

     The court may appoint one or more appraisers to receive evidence and make recommendations to the court on the amount of the fair value of the shares. The court shall determine whether the dissenting shareholder has complied with the requirements of Section 92A.440 of the NRS and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant.

     Costs of the court proceeding shall be determined by the court and assessed against the Company, except that part or all of the costs may be assessed against any dissenting shareholders whose actions in demanding supplemental payments are found by the court to be arbitrary, vexatious or not in good faith.

     If the court finds that the Company did not substantially comply with the relevant provisions of the NRS, the court may assess the fees and expenses, if any, of attorneys or experts as the court deems equitable against the Company. Such fees and expenses may also be assessed against any party in bringing the proceedings if the court finds that such party has acted arbitrarily, vexatiously or not in good faith, and may be awarded to a party injured by those actions. The court may award, in its discretion, fees and expenses of an attorney for the dissenting shareholders out of the amount awarded to such shareholders, if any.

     A stockholder of record may assert dissenters' rights as to fewer than all of the shares registered in such stockholder's name only if he or she dissents with respect to all shares beneficially owned by any one beneficial stockholder and notifies the Company in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of such a partial dissenting shareholder are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

     Interest of Certain Persons in Matters to Be Acted Upon.
     --------------------------------------------------------

     The Company's executive officers and directors have interests in the Reverse Stock Split that are in addition to, or different from, the stockholders generally. These interests may create potential conflicts of interest and include the following:

     * Eight of our 10 directors and executive officers hold 100,001 or more shares and will, therefore, retain shares of common stock after the Reverse Stock Split;

     * After the Reverse Stock Split, the directors and officers of the Company will continue to hold the offices and positions they held immediately prior to the Reverse Stock Split. Accordingly, any compensation agreements in effect prior to the Reverse Stock Split will remain in effect after the Reverse Stock Split;

     * The stockholders who own 100,001 or more shares of our common stock on the Effective Date of the Reverse Stock Split, including eight of the Company's 10 directors and executive officers, will slightly increase their percentage ownership interest in the Company because only an estimated 1,235,043 shares of common stock will be eliminated as a result of the Reverse Stock Split. Based on information and estimates of record ownership and shares outstanding and other ownership information and assumptions as of July 1, 2005, the beneficial ownership percentage of the Company's directors and executive officers will increase from approximately 25% to approximately 26%;


     * The legal exposure for board members of public companies has increased significantly, especially in the aftermath of the Sarbanes-Oxley Act. While there are still significant controls, regulations and liabilities for directors and executive officers of private companies, the legal exposure for the Company's directors and executive officers will be reduced after the Reverse Stock Split.

     Certain persons who own in excess of a majority of our outstanding voting securities have agreed to vote in favor of the Reverse Stock Split. No other votes are required or necessary to adopt and complete the Reverse Stock Split.

     Escheat Laws.
     -------------

     The unclaimed property and escheat laws of each state provide that under circumstances defined in that state's statutes, holders of unclaimed or abandoned property must surrender that property to the state. Cashed Out Stockholders whose shares are eliminated and whose addresses are unknown to us, or who do not return their stock certificates and request payment, generally will have a limited period of time after the transaction in which to claim the cash payment. For example, with respect to Cashed Out Stockholders whose last known addresses are in Delaware, as shown by the Company's records, the period is five years. Following the expiration of that five-year period, Delaware law would likely cause the cash payments to escheat to the State of Delaware. For stockholders who reside in other states or whose last known addresses, as shown by our records, are in states other than Delaware, such states may have abandoned property laws which call for either (i) such state to obtain custodial possession of property that has been unclaimed until the owner reclaims it; or (ii) escheat of such property to the state. Under the laws of such other jurisdictions, the "holding period" or the time period which must elapse before the property is deemed to be abandoned may be shorter or longer than as set forth under Delaware law.

     Financial Information.
     ----------------------

                       BIRCH FINANCIAL, INC.

                CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 2004

  [WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM]

                      BIRCH FINANCIAL, INC.


                        Table of Contents
                                                                       Page
Report of Independent Registered Public Accounting Firm                  1

Consolidated Balance Sheet - December 31, 2004                         2-3

Consolidated Statements of Income for the years ended December 31,
2004 and 2003                                                            4

Consolidated Statements of Stockholders' Equity for the years ended
December 31, 2004 and 2003                                               5

Consolidated Statements of Cash Flows for the years ended December 31,
2004 and 2003                                                            6

Notes to Consolidated Financial Statements                            7-14

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors and Stockholders
Birch Financial, Inc.
Granada Hills, California

We have audited the accompanying consolidated balance sheet of Birch Financial, Inc. (a Nevada corporation) and subsidiaries as of December 31, 2004, and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards established by the Public Company Accounting Oversight Board (PCAOB). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Birch Financial, Inc. and subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

                                   /s/ Mantyla McReynolds

                                   Mantyla McReynolds
March 15, 2005
Salt Lake City, Utah

                      BIRCH FINANCIAL, INC.
                   Consolidated Balance Sheet
                        December 31, 2004

                                                            December 31,
                                                               2004
ASSETS

   Current Assets
      Cash - Note 1                                        $   104,177
      Premium financing receivable, net - Note 1             9,137,080
      Premium financing cancellation receivable - Note 2       114,760
      Prepaid expense                                            2,162
      Equipment financing receivable - current portion -
         Notes 1 & 4                                           411,249
                                                           -----------
          Total Current Assets                               9,769,428

   Other Assets
      Equipment financing receivable, net of current
         portion - Notes 1 & 4                                 690,562
      Deferred tax asset - Note 3                                2,715
                                                           -----------
          Total Other Assets                                   693,277

TOTAL ASSETS                                               $10,462,705
                                                           ===========


          See accompanying notes to financial statements

                     BIRCH FINANCIAL, INC.
                   Consolidated Balance Sheet
                           (continued)
                       December 31, 2004

                                                           December 31,
                                                              2004
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

   Current Liabilities
      Cash overdraft                                       $   483,974
      Accounts payable                                           7,731
      Unfunded premium financing payable - Related Party
      - Note 2                                                 717,485
      Line of credit - Note 5                                6,507,900
      Notes payable - Related Party - Note 2                   826,990
      Security deposits payable                                 68,582
      Income taxes payable                                     102,513
                                                           -----------
          Total Current Liabilities                          8,715,175
                                                           -----------
TOTAL LIABILITIES                                            8,715,175

STOCKHOLDERS' EQUITY - Note 6
       Preferred stock - 10,000,000 shares authorized at
         $0.01 par; no shares issued and outstanding                 0
      Common stock - 200,000,000 shares authorized at
         $0.01 par; 32,109,848 shares issued and outstanding   321,098
      Paid in capital                                          251,643
      Retained earnings                                      1,174,789
                                                           -----------
TOTAL STOCKHOLDERS' EQUITY                                   1,747,530
                                                           -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $10,462,705
                                                           ===========

          See accompanying notes to financial statements

                     BIRCH FINANCIAL, INC.
               Consolidated Statements of Income
          for the years ended December 31, 2004 and 2003

                                                   Year            Year
                                                   ended           ended
                                                December 31,    December 31,
                                                   2004            2003
Financing Income
   Premium financing                            $1,244,738      $1,098,139
   Equipment financing                             105,443          70,085
                                                ----------      ----------
Total Financing Income                           1,350,181       1,168,224

Financing Expense
   Premium financing                               342,764         275,144
   Equipment financing - Related Party - Note 2     33,094          30,568
                                                ----------      ----------
Total Financing Expense                            375,858         305,712

Gross Profit                                       974,323         862,512

Selling, General and Administrative Expense        216,961         355,309
                                                ----------      ----------
Operating Profit                                   757,362         507,203

Other Income
   Interest income                                   2,260           5,027
                                                ----------      ----------
Total Other Income                                   2,260           5,027

Income Before Tax Provision                        759,622         512,230

Provision for Income Taxes                        (314,001)       (213,752)

                                                ----------      ----------
Net Income                                      $  445,621      $  298,478
                                                ==========      ==========

Net income per common share                     $     0.01      $     0.01
                                                ==========      ==========
Weighted average common shares outstanding      32,109,848      32,109,848
                                                ==========      ==========


          See accompanying notes to financial statements

                      BIRCH FINANCIAL, INC.
        Consolidated Statements of Stockholders' Equity
                      for the years ended
                   December 31, 2004 and 2003

                                            Additional              Total
                       Number of  Common     Paid-in   Retained  Stockholders'
                        Shares    Stock      Capital   Earnings     Equity
Balance,
December 31, 2002    32,109,848  $321,098    $251,643 $  430,690   $1,003,431
Net income for 2003                                      298,478      298,478
                     ----------  --------    -------- ----------   ----------
Balance,
December 31, 2003    32,109,848   321,098     251,643    729,168    1,301,909
Net income for 2004                                      445,621      445,621
                     ----------  --------    -------- ----------   ----------
Balance,
December 31, 2004    32,109,848  $321,098    $251,643 $1,174,789   $1,747,530
                     ==========  ========    ======== ==========   ==========


          See accompanying notes to financial statements

                      BIRCH FINANCIAL, INC.
              Consolidated Statements of Cash Flows
                       for the years ended
                    December 31, 2004 and 2003


                                                   Year            Year
                                                   ended           ended
                                                December 31,    December 31,
                                                   2004            2003

Cash Flows from Operating Activities:
Net Income                                          $  445,621     $  298,478
Adjustments to reconcile net income to net cash
provided by operating activities:
    Decrease (increase) in prepaids & other
    receivables                                         (2,162)             0
    Decrease (increase) in deferred tax asset            6,890         10,602
    Increase (decrease) in unfunded premium
    financing payable                                 (240,001)       199,578
    Increase (decrease) in accounts payable &
    accrued liabilities                                 (1,565)        (1,506)
    Increase (decrease) in management fees payable -
    related party                                     (121,558)        37,496
    Increase (decrease) in security deposits payable    20,685         19,643
    Increase (decrease) in income taxes payable         38,040         (1,159)
                                                   -----------     ----------
       Net Cash Provided from Operating  Activities    145,950        563,132

Cash Flows from Investing Activities:
   Increase in premium financing receivable           (421,626)    (2,150,779)
   Increase in equipment financing receivable         (219,092)       (54,221)
                                                   -----------     ----------
       Net Cash Used for Investing Activities         (640,718)    (2,205,000)

Cash Flows from Financing Activities:
    Increase (decrease) in cash overdraft               63,954       (467,338)
    Increase in line of credit                         327,327      1,901,579
    Increase in notes payable - Related Party           57,927         73,177
                                                   -----------     ----------
       Net Cash Provided by Financing Activities       449,208      1,507,418

Net Increase (decease) in Cash                         (45,560)      (134,450)

Beginning Cash Balance                                 149,737        284,187
                                                   -----------     ----------
Ending Cash Balance                                $   104,177     $  149,737
                                                   ===========     ==========
Supplemental Disclosure Information:
   Cash paid during the year for interest          $   375,858     $  313,907
   Cash paid during the year for income taxes      $   269,071     $  138,677

          See accompanying notes to financial statements

                      BIRCH FINANCIAL, INC.
            Notes to Consolidated Financial Statements
                        December 31, 2004

NOTE 1  Summary of Significant Accounting Policies

     Nature of Operations

     The Company incorporated under the laws of the State of Nevada on April 20, 1983, as Import Dynamics, Inc. between April 30, 1985 and April 17, 1991, the Company changed its name to Peak Performance Products, Inc., LumaLure Manufacturing, Inc., Sairam Technologies, Ltd., and Balanced Environmental Services Tech, Inc. On July 16, 1993, the Company changed its name to United States Indemnity & Casualty, Inc. The Company ceased operations in 1993 and was inactive until December 1999, when the Company acquired Birch Financials, Inc. a Missouri corporation (Birch MO), in exchange for 31,553,948 shares of its common stock. The Company then changed its name to Birch Financial, Inc.

     Birch MO was incorporated on February 25, 1999 in the State of Missouri. Immediately after its incorporation, Birch MO acquired 100% of the outstanding stock of Birch Financial, Inc., a California corporation (Birch CA), in exchange for its own stock. Neither the Company nor Birch MO has significant assets or business activities. The consolidated financial statements primarily reflect the financial position, results of operations and cash flows of Birch CA.

     Birch CA was incorporated in the State of California on June 13, 1994. Its primary business is that of insurance premium financing. Birch CA finances insurance premiums that are brokered by the majority shareholders of the Company. The premium financing contracts are typically financed for a period of nine months and are collateralized by insurance policies with a term of twelve months. The Company is also engaged in equipment financing. Equipment financing contracts are financed for a period of one to five years and are collateralized by equipment.

     Accounting Method

     The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The following is a summary of the more significant of such policies.

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of Birch Financial, Inc. and its 100% owned subsidiaries, Birch MO and Birch CA. All significant intercompany balances and transactions are eliminated.

                      BIRCH FINANCIAL, INC.
            Notes to Consolidated Financial Statements
                        December 31, 2004
NOTE 1    Summary of Significant Accounting Policies (continued)

     Statement of Cash Flows

     Cash is comprised of cash on hand or on deposit in banks. The Company had $104,177 and $149,737 at December 31, 2004 and 2003. At times during the year the Company maintains more than $100,000 in one bank. Cash is only insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. Funds in excess of $100,000 are not insured by the FDIC or any other Federal agency. As of the balance sheet date the Company had $96,177 in a single bank. Cash overdraft consists of outstanding checks that have not yet cleared the bank.

     Deferred Income Taxes

     The Company complies with Statement of Financial Accounting Standard
     (SFAS) No. 109, "Accounting For Income Taxes," which requires the asset and liability method of accounting for income taxes. The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. See Note 3 below.

     Net Income Per Common Share

     Net income per common share is based on the weighted average number of shares outstanding during the periods shown. The Company had no common stock equivalents outstanding at December 31, 2004 and 2003.

     Use of Estimates

     The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      BIRCH FINANCIAL, INC.
            Notes to Consolidated Financial Statements
                        December 31, 2004


NOTE 1    Summary of Significant Accounting Policies (continued)

     Financing Income

     Interest income on premium financing contracts is computed based on the method stipulated in the contracts, which in all cases is the "Rule of 78's" method. The difference between the Rule of 78's method of interest recognition and the effective interest method required by U.S. generally accepted accounting principles for the period covered by these financial statements has been determined to be immaterial.
     Interest income on equipment financing contracts is computed based on the effective interest method. Late charges are recognized as income when payment for such charges is received. Recoveries of loans and receivables previously charged off are recognized as income when received.

     Receivables

     The Company complies with SOP 01-06, "Accounting by Certain Entities (Including Entities with Trade Receivables) That Lend to or Finance the Activities of Others" ("SOP 01-06"). SOP 01-06 addresses disclosures on accounting policies relating to trade accounts receivable. Premium financing receivables, which have a term of not more than nine months, are stated at outstanding principal balance, net of direct charge-offs and allowance for uncollectible accounts. Charge-offs are deducted from receivables when they are deemed uncollectible. The allowance for uncollectible accounts is calculated as the principal amounts 180 days past due, that amount being $6,055 at December 31, 2004. Management believes this method to be adequate based on the Company's history coupled with the Company's ability to cancel insurance contracts for non-payment and receive early termination refunds directly from the insurance company.

     The Company accounts for impaired loans in accordance with Statement of Financial Accounting Standards (SFAS) No. 114 "Accounting by Creditors for Impairment of a Loan" as amended by SFAS 118. These standards require that all creditors value loans at the loan's fair market value if it is probable that the creditor will be unable to collect all amounts due according to the terms of the loan agreement. Equipment financing receivables, which have a term of one to five years, are stated at outstanding principal balance, net of allowance for uncollectible accounts, which approximates fair value. Management has not included an allowance for uncollectible equipment financing receivables due to a history of no credit losses on such loans. These loans are secured by equipment and the Company has security deposits in the amount of $68,582 at December 31, 2004.

     The interest rates earned on the premium financing receivables as of the balance sheet date range from 9% for larger premiums to 23% for smaller premiums. The interest rates earned on the equipment financing receivables as of the balance sheet date range from 3% to 3.5% above prime, which was 5.25% on the balance sheet date.

                      BIRCH FINANCIAL, INC.
            Notes to Consolidated Financial Statements
                        December 31, 2004



NOTE 1    Summary of Significant Accounting Policies (continued)

     Web Site Development Costs

     The Company accounts for web site development costs in accordance with Emerging Issues Task Force (EITF) No. 00-2. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the web site application and infrastructure development stage are accounted for in accordance with Statement of Position (SOP) 98-1 which requires the capitalization of certain costs that meet specific criteria, and costs incurred in the day to day operation of the web site are expensed as incurred.

     Recently Issued Financial Accounting Standards

     In December 2004, the FASB issued SFAS No. 123R, Share-based Payment. This standard is a revision of SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123R requires the measurement of the cost of employees services received in exchange for an award of the entity's equity instruments based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render service. The Company will adopt SFAS No. 123R on July 1, 2005, which will require stock-based compensation expense to be recognized against earnings for the portion of outstanding unvested awards, based on the grant date fair value of those awards calculated using a Black-Scholes pricing model under SFAS 123 for pro forma disclosure. The Company is currently evaluating to what extent the entity's equity instruments will be used in the future for employees services and the transition provisions of this standard; therefore, the impact to the Company's financial statements of the adoption of SFAS No. 123R cannot be predicted with certainty.

     In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4, Inventory Pricing, to clarify that for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage), should be expensed as incurred and not included in overhead. In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions in SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company is currently assessing the impact of SFAS no. 151 on its consolidated financial statements.

                      BIRCH FINANCIAL, INC.
            Notes to Consolidated Financial Statements
                        December 31, 2004



NOTE 1    Summary of Significant Accounting Policies (continued)

     Recently Issued Financial Accounting Standards (continued)

     In December 2004, the FASB issued Staff Position No. FAS 109-1, Application of FASB Statement No. 109, Accounting for Income Taxes, to the tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004 (the "Act") that provides a tax deduction on qualified production activities. Accordingly FASB indicated that this deduction should be accounted for as a special deduction in accordance with FASB Statement No. 109. The Company will comply with the provisions of FSP 109-1 effective January 1, 2005, and does not believe that the adoption of this FASB Staff Position will have a material impact on the Company's financial statements.

     In December 2004, the FASB issued Staff Position No. FAS 109-2, Accounting for Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004 ("the Act"). The Act introduced a special one-time dividends received deduction on the repatriation of certain foreign earnings to a U.S. taxpayer, provided certain criteria are met. FAS 109-2 provides accounting and disclosure guidance for the repatriation provision, and was effective immediately upon issuance. The Company does not believe that the adoption of FAS 109-2 will have a material impact on the Company's financial statements.

NOTE 2    Related Party Transactions

     The Company obtains its premium financing business largely through an entity that has the same management and directors as the Company. As of December 31, 2004 and 2003, the company had an unfunded premium financing payable due to this related party of $717,485 and $957,486, respectively.

                      BIRCH FINANCIAL, INC.
            Notes to Consolidated Financial Statements
                        December 31, 2004


NOTE 2    Related Party Transactions (continued)

     The Company had a premium financing cancellation receivable due from the same related party of $114,760 and $342,093 at December 31, 2004 and 2003. The cancellation receivable is a result of the early termination of insurance policies for which the premium has been paid in full.

     The Company borrowed funds from a related party to fund its equipment financing business. At December 31, 2004, the Company had notes payable to the related party totaling $826,990, due on demand and bearing interest at 5.25%. During 2004, the company paid this related party for administration fees in the amount of $24,800.

                      BIRCH FINANCIAL, INC.
            Notes to Consolidated Financial Statements
                        December 31, 2004


NOTE 2 Related Party Transactions (continued)

     The Company was obligated to pay a management fee bonus to a management company controlled by its executive officer. The fee was based on the Company's net income before tax and certain other expenses. The fee was payable annually following the year in which it was earned. The obligation to this party terminated during 2003. For the years ended December 31, 2004 and 2003, the Company accrued $0 and $121,558, and paid $121,558 and $84,062 to the management company, respectively. During 2003, the Company also paid a fixed management fee to the same entity in the amount of $4,000 per month. The management services received included the use of administrative employees and systems as well as office space.

NOTE 3    Accounting for Income Taxes

     In accordance with SFAS 109, the Company has recorded a provision for income taxes of $314,001 and $213,752 for the years ended December 31, 2004 and 2003. Income tax liabilities per initial tax returns for the same periods totaled $304,293 and $203,150. A deferred tax asset has been recorded due to timing differences, namely amortization and bad debt expense, of the current year, not currently deductible for income tax purposes. No valuation allowance has been recorded because management believes that there is a greater than 50% likelihood that the deferred tax asset will be fully realized in future years. The deferred tax asset has been calculated as follows:

                                                       December 31, 2004
         Deferred federal deductions at 34% rate            $2,059
         Deferred state deductions at 10.84% rate              656
                                                            ------
               Total deferred tax asset                     $2,715
                                                            ======

                      BIRCH FINANCIAL, INC.
            Notes to Consolidated Financial Statements
                        December 31, 2004


NOTE 3    Accounting for Income Taxes (continued)

     Income tax expense differs from amounts computed by applying the statutory Federal rate to pretax income as follows:

                                               Years ended December 31,
                                        2004               2003

    Expected Federal tax on net income before
    taxes (34%)                               $ 258,183          $ 174,158

    Expected state tax on net income before
    taxes (10.84%)                               82,343             55,526

    Effect of:
        Benefit from state tax deduction on
        Federal taxable income                  (30,562)           (18,090)

        Temporary differences and other           4,036              2,158
                                              ---------          ---------
    Actual tax provision                      $ 314,001          $ 213,752
                                              =========          =========

NOTE 4    Equipment Financing Receivable

     Scheduled principal reductions of the Company's long-term equipment financing receivable at December 31, 2004 are as follows:

                         2005                        $  411,249
                         2006                           340,268
                         2007                           195,165
                         2008                           105,438
                         2009                            49,691
                         Thereafter                           0
                                                      ---------
                                                     $1,101,811
                                                      =========

                           BIRCH FINANCIAL, INC.
               Notes to Consolidated Financial Statements
                            December 31, 2004

NOTE 5    Line of Credit Arrangement

     The Company has a $10,000,000 line of credit with a bank for its normal operating needs. Borrowing under this line is due on demand, bears interest at the bank's prime lending rate (5.25% at December 31, 2004) plus 0.5%, and is collateralized by the Company's premium financing receivable. As of December 31, 2004 and 2003, the balance due under the line was $6,507,900 and $6,180,573. According to the debt covenants, should the Company's premium financing receivable balance fall below the outstanding principle balance, at any given time, funds are immediately callable by the creditor in the amount necessary to bring the principle balance equal to the receivable balance. The Company is in compliance with this covenant as of December 31, 2004.

NOTE 6    Equity Transactions

     On November 8, 2004 the Company amended its Articles of Incorporation to increase authorized common shares from 63,000,000 to 200,000,000. Par value remained unchanged at $0.01. The Company also authorized 10,000,000 shares of preferred stock, par value $0.01, having such rights and preferences as the Board of Directors shall determine. The change in authorized shares did not require any adjustment to the financial statements.

              BIRCH FINANCIAL, INC.
          UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                       SEPTEMBER 30, 2005

                      BIRCH FINANCIAL, INC.
      INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                                  PAGE
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)                    3

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)         4

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)         5

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS    6-7

                      BIRCH FINANCIAL, INC.
          CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                   September 30,
                                                       2005
ASSETS
Current Assets
Cash                                                 $  132,575
Premium financing receivable, net                    10,319,824
Premium financing cancellation receivable               173,383
Equipment financing receivable-current portion          440,860
Prepaid expense                                           4,338
                                                    -----------
Total current assets                                 11,070,980

Equipment financing receivable, net of current
portion                                                 886,575
Deferred tax asset                                        2,715
                                                    -----------
Total assets                                        $11,960,270
                                                    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Bank overdraft                                   $    360,979
  Unfunded premium financing payable-related party    3,238,778
  Line of credit                                      5,192,654
  Notes payable-related party                           998,023
  Security deposits payable                              86,316
  Income taxes payable                                   11,893
  Other accrued liabilities                              16,230
                                                     ----------
Total current liabilities                             9,904,873

Stockholders' equity

Preferred stock: par value $.01; 10,000,000 shares
authorized; no shares issued and outstanding                  -
Common stock: par value $.01; 200,000,000 shares
authorized; 32,109,848 issued; 32,076,848 outstanding   321,098
Paid in capital                                         251,643
Retained earnings                                     1,515,656
Treasury stock: 33,000 shares at cost                   (33,000)
                                                     ----------
Total Stockholders' Equity                            2,055,397
                                                     ----------
Total Liabilities and Stockholders' Equity          $11,960,270
                                                     ==========

          Unaudited-see accompanying notes to financial statements

                        BIRCH FINANCIAL, INC.
        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                  Three Months Ended   Nine Months Ended
                                    September 30,        September 30,
                                   2005        2004      2005       2004

Financing income
  Premium financing             $ 328,383   $ 304,873  $1,009,209   $ 930,096
  Equipment financing              26,333      35,285      80,505      69,867
                                ---------   ---------  ----------   ---------
Total financing income            354,716     340,158   1,089,714     999,963

Financing Expense
  Premium financing               110,585      93,571     305,223     258,217
  Equipment financing              10,074       8,305      30,599      22,542
                                ---------   ---------  ----------   ---------
Total financing expense           120,659     101,876     335,822     280,759
                                ---------   ---------  ----------   ---------

Gross profit                      234,057     238,282     753,892     719,204

Selling, general and
administrative expense             65,726      52,935     180,292     155,112
                                ---------   ---------  ----------   ---------
Operating profit                  168,331     185,347     573,600     564,092

Other income
  Interest income                       -         670          11       2,221
                                ---------   ---------  ----------   ---------
Total other income                      -         670          11       2,221
                                ---------   ---------  ----------   ---------

Income before taxes               168,331     186,017     573,611     566,313

Provision for income taxes        (65,781)    (86,830)   (232,744)   (241,160)
                                ---------   ---------  ----------   ---------
Net income                      $ 102,550   $  99,187  $  340,867   $ 325,153
                                =========   =========  ==========   =========

Net income per common share     $    0.00   $    0.00  $     0.01   $    0.01

Weighted average common shares
outstanding                    32,084,381  32,109,848   32,101,266 32,109,848

          Unaudited - see accompanying notes to financial statements

                        BIRCH FINANCIAL, INC.
     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                        Nine months ended
                                                          September 30,
                                                        2005          2004
Cash Flows from operating activities:
Net income                                              $  340,867 $  325,153
Adjustments to reconcile net income to net cash
provided by operations:
 Changes in operating assets and liabilities:
   Prepaid expense                                          (2,176)    (2,672)
   Unfunded premium financing payable                    2,521,293  1,734,578
   Management fees payable                                       -   (121,558)
   Security deposits payable                                17,734     17,320
   Income taxes payable                                    (90,620)    22,079
   Other accrued liabilities                                 8,499      1,415
                                                        ---------- ----------
  Net cash provided by operations                        2,795,597  1,976,315

Cash flows from investing activities:
(Increase) in premium financing receivable              (1,241,367)(1,368,210)
Decrease (Increase) in equipment financing
receivable                                                (225,624)  (190,728)
                                                        ---------- ----------
  Net cash used for investing activities                (1,466,991)(1,558,938)

Cash flows from financing activities:
  Bank overdraft                                          (122,995)  (166,662)
  Line of credit                                        (1,315,246)  (284,873)
  Notes payable-related party                              171,033     82,258
  Purchase of treasury stock                               (33,000)         -
                                                         --------- ----------
  Net cash used in financing activities                 (1,300,208)  (369,277)
                                                         --------- ----------
Increase in cash                                            28,398     48,100

Cash, beginning of period                                  104,177    149,737
                                                         --------- ----------
Cash, end of period                                      $ 132,575 $  197,837
                                                         ========= ==========
Supplemental disclosure of cash flow information
  Cash paid for interest                                 $ 335,822 $  280,759
  Cash paid for income taxes                             $ 330,933 $  219,081


    Unaudited - see accompanying notes to financial statements

                      BIRCH FINANCIAL, INC.
     NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


QUARTERLY FINANCIAL STATEMENTS

The accompanying unaudited financial statements have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The interim financial statements reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the period. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004.

1.   TREASURY STOCK

     On July 21, 2005 the Company purchased 33,000 shares of its common stock from private investors for a total of $33,000.

2.   SUBSEQUENT EVENT

     On October 10, 2005, Birch Financial, Inc., a Nevada corporation (the "Company"); Landscape Contractors Insurance Services, Inc., a California corporation ("LCIS"); and LCIS' wholly-owned subsidiary, LCIS Acquisition Corp., a Nevada corporation (the "Merger Subsidiary"), entered into an Agreement and Plan of Merger under which the Merger Subsidiary is to be merged with and into the Company, with the Company being the surviving corporation (the "Plan"). Upon the completion of the merger contemplated by the Plan, the Company will become a wholly-owned subsidiary of LCIS, and each of the Company's stockholders will receive 7.32 shares of LCIS common stock in exchange for each share of the Company's common stock.

     The Plan has been authorized by the Boards of Directors of the Company and LCIS and by Golden Oak Cooperative Association, a California corporation that is the owner of approximately 52% of the Company's issued and outstanding shares of common stock ("Golden Oak"). On October 11, 2005, the Company filed with the Securities and Exchange Commission a preliminary information statement on Schedule 14C, disclosing the terms of the merger. The merger is scheduled to close 21 days after the date of mailing of a definitive information statement to the Company's stockholders.

     Golden Oak and the Company's Board of Directors have also authorized a reverse split of the Company's outstanding shares of common stock on a 100,001-for-one basis, such that stockholders owning less than 100,001 shares of common stock will have their shares canceled and converted into the right to receive consideration of $0.27 per share. The merger is to be completed immediately after the completion of the reverse stock split, which is also fully discussed in the Company's preliminary information statement.

                      BIRCH FINANCIAL, INC.
     NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The purpose of the merger and the reverse stock split are to allow Birch to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended, and to become a "private company."
     The Company's Board of Directors believes that going private will save the Company the expenses of complying with the provisions of applicable federal securities laws, rules and regulations, which are estimated at approximately $72,000 annually. It will also permit the holders of less than 100,001 shares of the Company's common stock to receive a premium for their shares relative to the historical market price of the common stock.

Management's Discussion and Analysis or Plan of Operation.
----------------------------------------------------------

Results of Operations.
----------------------

          Calendar year ended December 31, 2004.
          --------------------------------------

          In the calendar year ended December 31, 2004, we received total financing income of $1,350,181, of which $1,244,738 came from our insurance premium financing contracts; $105,443 came from equipment financing; and $2,260 came from interest on our bank accounts. During the calendar year ended December 31, 2003, total financing income was $1,168,224, with $1,098,139 coming from insurance premium financing; $70,085 coming from equipment financing; and $5,027 coming from interest on bank accounts.

          These increases in revenue are entirely due to increased gross sales in 2004, as compared to 2003. The agents for whom we offer insurance premium financing had increased sales in 2004, and this increase resulted in more insurance premium financing business for us. In addition, the landscape contractors for whom we offer equipment financing purchased more equipment in 2004, which resulted in more equipment financing revenue for us. These increased purchases are the result of new and improved equipment arriving on the market and the sharp rise in the California housing market. As housing prices continue to rise, homeowners move less and spend more money on improvements to their existing houses. This creates more demand for landscape contracting services and hence more demand for landscaping equipment and financing services.

          We began our equipment financing operations during the second quarter of 2000. We paid total financing expenses of $375,858 during the period, for gross profit of $974,323.

          Our selling, general and administrative expenses during the calendar year ended December 31, 2004, totaled $216,961. Our income before income tax totaled $759,622. After provision for income taxes of $314,001, our net income during the period was $445,621.

          The rates charged for financing are based on the cost of the Line of Credit we receive from First Bank. Our loan agreement states that we pay .5 percent over prime with a minimum of 5.5 percent. As prime went to 5.25% December 15, 2004, there was no need to make any major adjustments for that year. We have since modifed our interest rates as they have been increasing at ..25% per month. The new rate schedule has been modified and should be effective for the rest of the 2005 at a minimum. Also rates for equipment financing are view with each loan.

          Calendar year ended December 31, 2003.
          --------------------------------------

          In the calendar year ended December 31, 2003, we received total financing income of $1,168,224, of which $1,098,139 came from our insurance premium financing contracts; $70,085 came from equipment financing; and $5,027 came from interest on our bank accounts. We paid total financing expenses of $305,712 during the period, for gross profit of $862,512.

          Selling, general and administrative expenses totaled $355,309 during the calendar year ended December 31, 2003. Our income before income tax totaled $512,230. After provision for income taxes of $213,752, our net income during the period was $298,478.

          We have established an equipment financing line of credit of up to $1 million for Golden Oak, at the prime rate.

          Many of our borrowers are involved in construction. That industry is sensitive to economic cycles and to bad weather, so either condition would likely have an effect on our revenues. However, because our borrowers' operations include maintenance work and other work that is not very sensitive to economic conditions, we believe that our operations are somewhat insulated from an economic downturn.

Liquidity and Capital Resources.
--------------------------------

          Our total assets as of December 31, 2004, were $9,769,428, as compared to total assets of $9,872,275 at December 31, 2003. Net premium financing receivables were $9,137,080 at December 31, 2004, as compared to $8,488,121 at December 31, 2003. The current portion of our equipment financing receivables at December 31, 2004, was $411,249, versus $286,953 at December 31, 2003. These increases reflect our increased sales during the 2004 calendar year.

          We believe that our current assets will be sufficient to allow us to operate for the next 12 months. However, we depend heavily on our line of credit with First Bank to fund our insurance premium financing loans. As of December 31, 2004, our payable on the line of credit was $6,507,900. If we were to lose this line of credit for any reason, our ability to fund these loans would be significantly impaired and our income would be reduced.

          Three Months Ended September 30, 2005, and 2004.
          ------------------------------------------------

          In the quarterly period ended September 30, 2005, we received total financing income of $354,716, of which $328,383 came from our premium financing contracts and $26,333 came from equipment financing. During the quarterly period ended September 30, 2004, these amounts were $340,158; $304,873; and $35,285, respectively.

          These increases in revenue are entirely due to increased gross sales of insurance premium financing contracts in the third quarter of 2005, as compared to the third quarter of 2004. The agents for whom we offer insurance premium financing had increased sales in the 2005 period, and this increase resulted in more insurance premium financing business for us.

          Financing expenses during the quarterly periods ended September 30, 2005, and September 30, 2004, were $120,659 and $101,876, respectively. Selling, general and administrative expenses were $65,726 during the September 30, 2005, quarter, and $52,935 in the year-ago period.

          Our income before tax provisions totaled $168,331 in the quarterly period ended September 30, 2005, as compared to $186,017 in the September 30, 2004, quarter. After provision for income taxes of $65,781 and $86,830, our net income during the September 30, 2005, and 2004, periods was $102,550, and $99,187, respectively.

          Nine Months Ended September 30, 2005, and 2004.
          -----------------------------------------------

          In the nine months ended September 30, 2005, we received total financing income of $1,089,714, of which $1,009,209 came from our premium financing contracts and $80,505 came from equipment financing. During the nine months ended September 30, 2004, these amounts were $999,963; $930,096; and $69,867, respectively. As with the quarterly increases in revenue, the revenue increases during the nine month period were due to increased gross sales in our insurance premium financing operations.

          Financing expenses during the nine months ended September 30, 2005, and September 30, 2004, were $335,822 and $280,759, respectively. Selling, general and administrative expenses were $180,292 during the September 30, 2005, nine months ended, and $155,112 in the year-ago period.

          Our income before tax provisions totaled $573,611 in the nine months ended September 30, 2005, as compared to $566,313 in the September 30, 2004, period. After provision for income taxes of $232,744 and $241,160, our net income during the September 30, 2005, and 2004, nine months ended was $340,867, and $325,153, respectively.

          Many of our borrowers are involved in construction. That industry is sensitive to economic cycles and to bad weather, so either condition would likely have an effect on our revenues. However, because our borrowers' operations include maintenance work and other work that is not very sensitive to economic conditions, we believe that our operations are somewhat insulated from an economic downturn.

Liquidity and Capital Resources.
--------------------------------

          Our total assets as of September 30, 2005, were $11,960,270. We believe that our current assets will be sufficient to allow us to operate for the next 12 months. However, we depend heavily on our line of credit with First Bank of St. Louis to fund our insurance premium financing loans. As of September 30, 2005, our payable on the line of credit was $5,192,654. If we were to lose this line of credit for any reason, our ability to fund these loans would be significantly impaired and our income would be reduced.

     The following combined consolidated pro forma balance sheet reflects all of the transactions contemplated by the merger as though they had been effectuated as of September 30, 2005.


                   LANDSCAPE CONTRACTORS INSURANCE SERVICES, INC.
                               BIRCH FINANCIAL, INC.
                        COMBINED CONSOLIDATED BALANCE SHEET
                                SEPTEMBER 30, 2005

                               ASSETS

Current Assets
 Cash in banks and on hand               $10,508,788
 Certificates of deposit                   2,400,000
 Available for sale securities               226,977
 Advances to parent company                  366,869
 Loan receivable                              75,851
 Accounts receivable                      14,712,815
 Other current assets                         14,915
                                              ------

Total current assets                                      $28,306,215

Property and Equipment-net                                    342,342

Other Assets
 Accounts receivable-long-term               886,575
 Cash surrender value of officer's
  life insurance                              63,362
 Investment-partnership                        3,614
 Security deposit                              2,575
 Deferred tax                                  2,715          958,841
                                               -----          -------

Total Assets                                              $29,607,398
                                                           ==========

                   LANDSCAPE CONTRACTORS INSURANCE SERVICES, INC.
                               BIRCH FINANCIAL, INC.
                        COMBINED CONSOLIDATED BALANCE SHEET
                                SEPTEMBER 30, 2005

                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
 Accounts payable                        $11,932,964
 Line of credit                            5,192,654
 Notes payable                               998,023
 Rebates payable                           6,392,466
 Security deposits                            86,316
 Accrued liabilities                         140,244
 Income tax payable                          294,322
 Note payable- parent                         82,259
                                              ------
                                                          $25,119,248

Shareholders' Equity
 Common stock-no par value
  Authorized 32,209,848 shares
  Issued 32,114,848 shares                   326,098
 Additional paid-in capital                  251,643
 Retained earnings                         3,943,409
 Treasury stock (33,000 shares)              (33,000)
                                             -------

Total Shareholders' Equity                                  4,488,150
                                                            ---------

Total Liabilities and Shareholders' Equity                $29,607,398
                                                           ==========



Ratio of Earnings to Fixed Charges.
-----------------------------------

                Nine months     Fiscal year     Fiscal year     Fiscal year
                ended 9/30/05   ended 12/31/04  ended 12/31/03  ended 12/31/02
                -------------   --------------  --------------  --------------

Reported Pre-
 tax Profit     $  573,611      $  759,622      $  512,230      $  352,249

Add: Interest
 Expense
 ("Fixed
 Charges")         335,822         375,858         305,712         214,782
                   -------         -------         -------         -------

Earnings Before
 Interest and
 Taxes           $ 909,433      $1,135,480      $  817,942      $  577,031

"Fixed Charges"
 (Interest)        335,822         375,858         305,712         214,782

Ratio of Earnings
 to Fixed Charges     2.71            3.02            2.68            2.69

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
-----------

          During the past two fiscal years, there have been no changes in our independent auditors.

                   PROPOSAL TWO:  THE MERGER

     General.
     --------

     Our Board of Directors has unanimously approved a merger in which LCIS Acquisition Corp., a Nevada corporation ("Merger Subsidiary"), a wholly-owned subsidiary of LCIS, will be merged with and into Birch, with Birch emerging as the surviving corporation and as a wholly-owned subsidiary of LCIS. At the closing of the merger, all of the current officers and directors of Birch will remain in the capacities in which they served prior to the closing, and LCIS's present directors and executive officers will continue to serve in their pre-merger capacities. Both Birch and LCIS will also retain their current Articles of Incorporation and Bylaws.

     The merger will be completed upon filing of Articles of Merger with the Secretary of State of Nevada. We expect that this will occur immediately after the filing of the Certificate of Amendment by which we will effectuate the Reverse Stock Split. The Merger Agreement is attached as Appendix B to this Information Statement and is incorporated herein by reference. We encourage you to read the Merger Agreement because it is the legal document that governs the merger.

     What Birch Stockholders Will Receive.
     -------------------------------------

     Birch's Continuing Stockholders will receive 7.32 shares of LCIS for every post-split share that they own immediately before the closing of the merger. Cashed Out Stockholders will not receive any LCIS shares in connection with the merger, because their Birch shares will already have been cashed out as part of the Reverse Stock Split.

     As a result of the merger, all of the outstanding shares of Birch common stock (other than dissenting shares) will be converted into a total of 2,250 shares of LCIS common stock, which will represent approximately 31% of the outstanding shares of LCIS common stock following the merger.

     The numbers set forth above are calculated based upon 5,000 outstanding shares of LCIS common stock immediately prior to the date of the merger. If that number changes before the closing of the merger, the per-share consideration will be changed accordingly.

      LCIS will issue its shares in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Commission and
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").


      All shares of LCIS common stock received in the merger will be "restricted securities," as defined in Rule 144 promulgated under the Securities Act, and will be subject to restrictions on transfer and will bear appropriate legends evidencing the restrictions on transfer required by governing securities laws. Furthermore, because there is no public market for LCIS' common stock, we expect that Birch stockholders who exchange their Birch shares for LCIS shares will have virtually no liquidity for the shares that they receive in the merger.

     LCIS has never paid cash dividends. It expects to pay a dividend to Golden Oak during 2005, but management of LCIS does not expect that the Birch stockholders will participate therein. LCIS does not have any plans to pay any additional dividend in the foreseeable future.

     Ownership of Birch and LCIS Following the Merger.
     -------------------------------------------------

     Following the completion of the merger, LCIS will own all of the outstanding shares of Birch, and Birch's former Continuing Stockholders will own approximately 31% of LCIS. Golden Oak, which currently owns 100% of LCIS' outstanding shares, will own approximately 69% of its outstanding shares immediately after the closing of the merger. These figures are calculated based upon 7,250 shares of LCIS common stock being outstanding immediately after the merger. If the number of outstanding shares changes between that date and the closing date, the per-share consideration will be changed accordingly.

     Background of and Reasons for the Merger.
     -----------------------------------------

     There is a long-standing and close relationship between Birch and LCIS. For example, LCIS provides Birch with approximately 90% of its insurance premium financing revenue. If it were to lose LCIS' business, Birch's Board of Directors does not believe that Birch would have a viable business. In addition, Golden Oak owns a majority of both companies' pre-merger outstanding shares. It owns all of LCIS' shares and approximately 52% of Birch's common stock. In addition, all of our directors also serve on LCIS' Board of Directors. Due to these factors, our Board of Directors does not believe that Birch merits its status as a public company independent of LCIS. We also believe that both companies' accounting would be simplified, and that potential conflicts of interest among their directors and officers would be reduced, if Birch were to become a wholly-owned subsidiary of LCIS. Furthermore, due to the overlap of both companies' Boards of Directors, each company has a full understanding of the other's operations and history. We believe that this will virtually eliminate the potential for unforeseen problems resulting from the merger.

     The Boards of Directors of Birch and LCIS have unanimously approved the Merger Agreement. In addition to the foregoing factors, the respective boards considered the following material factors in reaching their determinations:

     * The long-term interests of each company and its stockholders;

     * Each company's extensive knowledge of the business, earnings, operations, financial condition and prospects of the other, and of both companies on a combined basis;

     * The terms of the Merger Agreement, including the fact that the merger will likely qualify as a tax-free reorganization for federal income tax purposes;

     * The projected relative ownership interests of Birch's Continuing Stockholders and Golden Oak in LCIS immediately following the merger; and

     * The likelihood that the merger will be consummated.

     The discussion above sets forth the material information and factors considered by the companies' respective Boards of Directors in their consideration of the Merger Agreement. In view of the wide variety of factors considered, the boards did not find it practicable to, and did not make specific assessments of, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching their determinations. These determinations were made after consideration of all of the factors as a whole. In addition, each board and individual members of each board, may have given different weights to different factors.

     Interests of the Directors, Executive Officers and Affiliates of Birch and LCIS in the Merger.
-----------------------

     The directors, executive officers and affiliates of Birch and LCIS have interests in the merger that are in addition to, or different from, those of Birch's stockholders generally. These interests may create potential conflicts of interest and include the following:

     * After the merger, Birch's directors and executive officers will continue to hold the offices and positions they held immediately prior to the merger. Accordingly, any compensation agreements in effect prior to the merger will remain in effect after the merger;

     * Due to the exchange ratio of Birch shares for LCIS shares, Birch's former stockholders will have a lower percentage interest in LCIS, both individually and in the aggregate, than they held in Birch immediately prior to the merger, and Golden Oak will continue to own a controlling interest in LCIS.

     Material Federal Income Tax Consequences of the Merger.
     -------------------------------------------------------

     The following discussion summarizes the principal United States federal income tax consequences of the proposed merger of Merger Subsidiary and Birch and the exchange of shares of Birch's common stock for shares of LCIS' common stock under the Internal Revenue Code. It is not feasible to comment on all of the federal income tax consequences of the merger. The following summary does not include any discussion concerning the application of foreign, state or local taxation laws and regulations to the merger. Each holder of Birch's common stock should consult his own tax advisor regarding the tax consequences of the proposed merger in light of such stockholder's own situation with respect to the application and effect of any state, local or foreign income and other laws.

     Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens of the United States or which are foreign corporations, foreign partnerships or foreign estates or trusts, insurance companies, tax-exempt organizations, some retirement plans, and persons who acquired their Birch stock through the exercise of an employee stock option or otherwise as compensation.

     The merger has been structured to qualify as a tax-free reorganization under the provisions of section 368(a) of the Internal Revenue Code (the "Code"). No rulings from the IRS as to the tax consequences of the merger or any other matter discussed herein has been or will be requested. Thus, there can be no assurance that the Internal Revenue Service will agree with the interpretations of the Code and the regulations set forth below.

     Subject to the limitations referred to herein, qualification of the merger as a reorganization is expected to result in the following federal income tax consequences:

     * The merger will be treated for federal income tax purposes as a reorganization meeting the requirements of section 368(a) of the Code;

     * Birch, LCIS and Merger Subsidiary will each be a "party to the reorganization," within the meaning of section 368(b) of the Code, with respect to the Merger;

     * No gain or loss will be recognized by Birch, LCIS or Merger Subsidiary as a result of the merger;

     * The basis of the common stock of Birch, as the corporation surviving the merger, received by LCIS in the merger will, in the aggregate, be the same as the aggregate basis for the common stock of Merger Subsidiary surrendered;

     * No gain or loss will be recognized for federal income tax purposes by the holders of the Birch common stock on their receipt of LCIS stock in exchange for their Birch shares;

     * The basis of the common stock of LCIS received by the holders of the Birch common stock in the merger will, in the aggregate, be the same as the aggregate basis for the Birch common stock surrendered;

     * The holding period for federal income tax purposes of the LCIS common stock received by the Birch stockholders will include the period during which the exchanged Birch shares were held, assuming that the Birch stock was held as a capital asset; and

     * A Birch stockholder who exercises dissenter's rights and receives payment of the fair market value of the shares, or who receives cash in lieu of a fractional share, will be treated as having sold such stock to LCIS. Such holder of Birch common stock will generally recognize a capital gain or loss equal to the difference between (a) the basis he had in the shares sold or would have had for the fractional share of common stock; and (b) the cash received by the shareholder.

     The foregoing summary of the tax consequences is not based on a private letter ruling from the IRS nor does it have a binding effect on the IRS or the courts. This discussion is based on the Code, regulations under the Code, administrative rulings and court decisions as of the date of this document. The Code, the regulations, and the interpretations thereof by the IRS and the courts are subject to change, which may adversely affect the tax treatment of the merger. Any change in the regulations and/or interpretation of the Code may be given retroactive effect. The IRS may take a position contrary to the description of the tax effects set forth above and, if the matter is litigated, a court may reach a decision contrary to conclusions contained in the summary.

     The preceding material constitutes a discussion of the material income tax consequences relating to the merger. This discussion is not intended as tax advice. We urge Birch stockholders to consult their own tax advisors concerning federal, state, local and foreign tax consequences to them of the merger.

     Accounting Treatment of the Merger.
     -----------------------------------

     In accordance with the intent that the merger qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Internal Revenue Code of 1986, as amended, the following summarizes the accounting treatment of the merger. Birch's remaining stockholders, following the Reverse Stock Split, will account for the shares of LCIS stock acquired in the merger by debiting their LCIS investment account and crediting their Birch investment account by the balance in their Birch investment account prior to the exchange. LCIS will account for the merger by debiting its investment in LCIS Acquisition Corp. and by crediting equity, split between common stock at par value for the number of shares issued and the balance to be paid in capital, by the net book value of Birch prior to the merger.

     Dissenters' Rights with Respect to the Merger.
     ----------------------------------------------

     Under the NRS, stockholders who dissent from the merger are not entitled to appraisal or dissenter's rights. However, in the interests of fairness and of giving our stockholders as many options as possible with respect to the merger, our Board of Directors has decided to grant our stockholders dissenter's rights for this matter. These rights will be governed by applicable provisions of the NRS, which are attached hereto as Appendix A.
For a general discussion of these provisions, see the caption "Dissenters' Rights with Respect to the Reverse Stock Split."

             IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth the names of all current directors and executive officers of Birch. These persons will serve until the next annual meeting of the stockholders or until their successors are elected or appointed and qualified, or their prior resignation or termination.

                                            Date of       Date of
                       Positions          Election or   Termination
Name                     Held             Designation   or Resignation
----                     ----             -----------   --------------

Nelson L. Colvin         Vice President      1/14/00       1/16/04
                         President           1/16/04       *
                         Secretary           1/14/00       1/14/04
                         Director            1/14/00       1/14/04

Keith L. Walton          Vice President      1/14/00       *
                         Secretary           1/14/04       *
                         Treasurer           1/14/04       *
                         Director            1/14/00       *

Barry L. Cohen           Chairman of the     1/14/00       *
                         Board of Directors

Lebo Newman              Director            1/14/00       *

Timothy F. Nord          Director            1/14/00       *

Ronald H. Dietz          Director            1/14/00       *

Richard L. Angelo        Director            1/14/00       *

Frank D. Quaresma        Director            1/14/00       *

Mickey D. Strauss        Director            11/6/01       *

Jon R. Alsdorf           Director            11/6/01       *


          * These persons presently serve in the capacities indicated.

Business Experience.
--------------------

          Nelson L. Colvin. In addition to his duties as President, Secretary and Director of Birch, Mr. Colvin, age 66, is President/CEO of Golden Oak, and Secretary of Oakwood Insurance Co., Ltd. and LCIS. He has been the executive director of the CLCA Insurance Trust since 1994. From 1959 to 1961, Mr. Colvin attended Los Angeles City College, where he studied accounting and real estate. He is a licensed landscape contractor and has been a member of the California Landscape Contractors Association since 1971. Mr. Colvin is also a past President of the California Landscape
Contractors' Association.

          Keith L. Walton. Mr. Walton is 64 years old. In addition to his duties as Vice President and Director of Birch, Mr. Walton is President of Oakwood Insurance Co., Ltd., Director of Golden Oak and LCIS and President of Land Care Corp. and Brookside Olympic. He is also the owner of Chapman Woods Nursery, Inc., which was founded in 1975.

          Barry L. Cohen. In addition to his duties as Chairman of the Board of Directors of Birch, Mr. Cohen, age 63, is Vice President of Oakwood Insurance Co., Ltd., Director of Golden Oak, director of LCIS and owner of Diablo Landscape Co. He has owned B. L. Cohen Landscape, Inc., since 1972. Mr. Cohen is a past President of the California Landscape Contractors Association.

          Lebo Newman. Mr. Newman is 50 years of age. In addition to his duties as a Director of Birch, Mr. Newman is a Director and Chairman of Finance Committee of Golden Oak, Oakwood Insurance Co., Ltd. and LCIS. He is also Chairman of the Board of LCIS. Mr. Newman owns Liberty Enterprises. Since 1974, he has been the President and sole stockholder of R. L. Company, Inc., a California corporation doing business as Redwood Landscaping, which was sold to Service Master. Mr. Newman is a past President of the California Landscape Contractors' Association.

          Timothy F. Nord. Mr. Nord is 58 years old. In addition to his duties as Director of Birch, Mr. Nord is a Director of Golden Oak, Oakwood
Insurance Co., Ltd. and LCIS.   He has also owned Nord Landscape Services
since 1971. Mr. Nord is a past President of the California Landscape Contractors' Association.

          Ronald H. Dietz. Mr. Dietz is 53 years of age. In addition to his duties as Director of Birch, Mr. Dietz is a Director of Golden Oak, Oakwood Insurance Co., Ltd. and LCIS. He has been the President and CEO of Dietz Hydroseeding Co. since 1979. Mr. Dietz is a licensed contractor. He was the President of the California Landscape Contractors Association in 1989.

          Richard L. Angelo. In addition to his duties as Director of Birch, Mr. Angelo, age 61, is a Director of Golden Oak, Oakwood Insurance Co., Ltd. and L.C.I.S. He has been the President of Stay Green Inc. since 1970. Mr. Angelo is a past President of the California Landscape Contractors Association.

          Frank D. Quaresma. In addition to his duties as Director of Birch, Mr. Quaresma, age 50, is Chairman of the Board of Golden Oak, and a Director of Oakwood Insurance Co., Ltd. and LCIS. He has owned Live Oak Landscape since 1977.

          Mickey D. Strauss. Mr. Strauss, age 59, has been the Chief Executive Officer of American Landscape, Inc., since 1973. He is a past President of the California Landscape Contractors Association and has been voted Man of the Year by the San Fernando Valley chapter of that association.

          Jon R. Alsdorf. Mr. Alsdorf is 59 years of age. He has been a licensed contractor in Fresno, California since 1984. He is a Director of Golden Oak and LCIS.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Voting Securities.
     ------------------

     The securities that would have been entitled to vote if a meeting was required to have been held regarding these two proposals consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on October 10, 2005, the record date for determining our stockholders who would have been entitled to notice of and to vote on two proposals, was 32,076,846 shares.

     Security Ownership of Principal Holders and Management.
     -------------------------------------------------------

     The following table sets forth certain information as of October 10, 2005, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 32,076,846 outstanding shares of our common stock.

                        Number of Shares           Percentage
Name and Address       Beneficially Owned           of Class
----------------       ------------------           --------

Golden Oak Cooperative
 Corporation (1)               16,694,362                 52.0%
17029 Chatsworth St.
Granada Hills, CA 91344

Keith L. Walton                 2,257,864                  7.0%
800 N. Meadowpass Rd.
Walnut, CA 91789

Lebo Newman                     1,726,213                  5.4%
2540 Bennett Ridge Rd.
Santa Rosa, CA 95404

Nelson L. Colvin                  606,194 (2)              1.9%
8754 Jumilla Av
Northridge, CA 91324

Barry L. Cohen                    351,931 (3)              1.1%
19519 Kenosha Court
Saratoga, CA 95070

Timothy F. Nord                   149,248 (4)              0.5%
2425 Alder Street
Bakersfield, CA 93301

Ronald H. Dietz                   300,000 (5)              0.9%
8244 E. Hillsdale Drive
Orange, CA 92869

Richard L. Angelo                  49,227                  0.2%
11774 Monte Leon Way
Northridge, CA 91326

Frank D. Quaresma               1,382,178                  4.3%
3342 McDonald Ave.
Modesto, CA 95358

Mickey D. Strauss               1,146,656 (6)              3.6%
7949 Deering Avenue
Canoga Park, CA  91304

Jon R. Alsdorf                     36,938                  0.1%
4235 West Alamos
Fresno, CA  93722

TOTALS:                        24,700,311                77.0%

     (1) Golden Oak is a California cooperative corporation that is owned by the members of the California Landscape Contractors Association on a cooperative basis.

     (2) These shares are held jointly with Mr. Colvin's wife.

     (3) These shares are held jointly with Mr. Cohen's wife.

     (4) These shares are held jointly with Mr. Nord's wife.

     (5) These shares are held of record by the Doherty Dietz 1998 Loving Family Trust, which Mr. Dietz controls.

     (6) These shares are owned by American Landscape Retirement Trust, of which Mr. Strauss is the President.

     Changes in Control.
     -------------------

     Golden Oak currently beneficially owns approximately 52% of our outstanding common stock. Upon completion of the merger, LCIS will own all of our outstanding shares.

                             MARKET INFORMATION

     Our common stock is quoted on the OTC Bulletin Board of the NASD. Our symbol is "BRFL."

     The National Quotations Bureau provided the following quotations. They do not represent actual transactions, and they do not reflect dealer markups, markdowns or commissions.

                                            CLOSING BID

Quarter ended:                        High                Low
--------------                        ----                ---

March 31, 2003                        0.05                 0.01

June 30, 2003                         0.20                 0.03

September 30, 2003                    0.21                 0.20

December 31, 2003                     0.30                 0.21

March 31, 2004                        0.27                 0.22

June 30, 2004                         0.22                 0.15

September 30, 2004                    0.18                 0.18

December 31, 2004                     0.18                 0.12

March 31, 2005                        0.45                 0.22

June 30, 2005                         0.22                 0.15

September 30, 2005                    0.12                 0.12

     Due to the extremely limited volume of trading in our common stock, we do not believe that the market for our shares may be deemed to be an "established trading market."

     Dividends.
     ---------

     The Company has not declared any cash dividends with respect to its common stock and does not intend to declare dividends in the foreseeable future. There are no material restrictions limiting, or that are likely to limit, the Company's ability to pay dividends on its common stock.

                 TRANSACTIONS WITH MANAGEMENT AND OTHERS

          Each year, we pay Golden Oak an administration fee, plus expenses. During 2004, we paid Golden Oak $24,800. As of December 31, 2004, and 2003, we had unfunded premium financing payables to LCIS of $717,485 and $957,486, respectively. As of December 31, 2004, and 2003, we had a cancellation receivable from LCIS of $114,760 and $342,093, respectively.

          As of December 31, 2004, we had a note payable to Golden Oak in the amount of $826,990. The note is payable on demand and bears interest at the rate of 5.25%. These funds have been used to fund our equipment financing business.

            VOTE REQUIRED FOR APPROVAL OF THE PROPOSALS

     The Reverse Stock Split.
     ------------------------

     Section 390 of the NRS provides that every amendment to the articles of incorporation of a Nevada corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 315 and 320, respectively, provide that the Board of Directors and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent.

     Resolutions to amend our Articles of Incorporation to effect the
Reverse Stock Split were unanimously adopted by our Board of Directors and by Golden Oak, our majority stockholder. Golden Oak owns approximately 52% of
our outstanding voting securities.   No other votes or consents are required
or necessary to effect the amendment to our Articles of Incorporation or to adopt the Reverse Stock Split. The Effective Date of the Reverse Stock Split will be the later of (i) the opening of business on _______, 2005, or 21 days from the mailing of this Information Statement to our stockholders.

     The Merger.
     -----------

     Because the Birch stockholders will hold shares of LCIS, rather than Birch shares, after the merger, the NRS requires that we obtain stockholder approval for the merger. As with the Reverse Stock Split, the vote requirements for the merger are governed by Sections 315 (directors' approval) and 320 (stockholder approval) of the NRS. Resolutions to effectuate the merger were unanimously adopted by our Board of Directors and Golden Oak. No other votes or consents are required or necessary to adopt the merger. The Effective Date of the merger will be the later of (i)the opening of business on _______, 2005, or 21 days from the mailing of this Information Statement to our stockholders. The merger will take effect immediately after completion of the Reverse Stock Split.


                                 NOTICE

     GOLDEN OAK, THE MAJORITY STOCKHOLDER OF OUR COMPANY, HAS CONSENTED TO THE REVERSE STOCK SPLIT AND THE MERGER IN ACCORDANCE WITH NEVADA LAW. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

                              BY ORDER OF THE BOARD OF DIRECTORS

October 10, 2005              /s/Nelson Colvin

                              Nelson Colvin, President

                                Appendix A
        SECTIONS 92A.300 to 92A.500 OF THE NEVADA REVISED STATUTES

     Set forth below are Sections 92A.300 to 92A.500 of the Nevada Revised Statutes, which provide that stockholders may dissent from, and obtain the fair value of their shares in the event of certain corporate actions, and establish procedures for the exercise of such dissenters' rights.

                        RIGHTS OF DISSENTING OWNERS

     NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections. (Added to NRS by 1995, 2086)

      NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record. (Added to NRS by 1995, 2087)

      NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation. (Added to NRS by 1995, 2087)

      NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive. (Added to NRS by 1995, 2087; A 1999, 1631)

      NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. (Added to NRS by 1995, 2087)

      NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation. (Added to NRS by 1995, 2087)

      NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation. (Added to NRS by 1995, 2087)

      NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective. (Added to NRS by 1995, 2087)

      NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances. (Added to NRS by 1995,
2087)

      NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity. (Added to NRS by 1995, 2088)

      NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity. (Added to NRS by 1995, 2088)

      NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

      1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

      2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection
1.  (Added to NRS by 1995, 2088)

      NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

      1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

      (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

             (1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

             (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

      (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.
      (c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

      2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation. (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189)

      NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

      1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

      (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

      (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

             (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

                   (I) The surviving or acquiring entity; or

                   (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

             (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph
(b).

      2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130. (Added to NRS by 1995, 2088)

     NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

      1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.
      2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

      (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

      (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote. (Added to NRS by 1995, 2089)

      NRS 92A.410 Notification of stockholders regarding right of dissent.

      1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

      2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430. (Added to NRS by 1995, 2089; A 1997, 730)

      NRS 92A.420 Prerequisites to demand for payment for shares.

      1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

      (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

      (b) Must not vote his shares in favor of the proposed action.

      2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2089; 1999, 1631)

     NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

      1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

      2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

      (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

      (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

      (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

      (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

      (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2089)

      NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

      1.  A stockholder to whom a dissenter's notice is sent must:

      (a) Demand payment;

      (b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

      (c) Deposit his certificates, if any, in accordance with the terms of the notice.

      2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

      3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

      NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

      1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

      2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action. (Added to NRS by 1995, 2090)

      NRS 92A.460 Payment for shares: General requirements.

      1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

      (a) Of the county where the corporation's registered office is located;
or

      (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

      2.  The payment must be accompanied by:

      (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

      (b) A statement of the subject corporation's estimate of the fair value of the shares;

      (c) An explanation of how the interest was calculated;

      (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

      (e) A copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995,
2090)

      NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.

      1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

      2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480. (Added to NRS by 1995, 2091)

      NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

      1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

      2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares. (Added to NRS by 1995, 2091)

      NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

      1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

      2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

      3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

      4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

      5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

      (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

      (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470. (Added to NRS by 1995, 2091)

      NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

      1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

      2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

      (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

      (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

      3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

     4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

     5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115. (Added to NRS by 1995, 2092)

                                   Appendix B
                           AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT is dated as of October 10, 2005, by and among Landscape Contractors Insurance Services, Inc. a California corporation ("Parent"), LCIS Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of Parent ("Merger Subsidiary"), and Birch Financial, Inc., a Nevada corporation (the "Company").

     WHEREAS, the Company is in the business of providing insurance premium financing and equipment financing to the "green" industry, deriving approximately 90% of its insurance premium financing revenues from Parent; and

     WHEREAS, the Boards of Directors of Parent, the Company and Merger Subsidiary, and the majority shareholders of the Company and Merger Subsidiary, have approved the merger of the Merger Subsidiary with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein; and

     WHEREAS, prior to the completion of the Merger, the Company will effected a 100,001 for one reverse split of its outstanding voting securities, and all computations herein take into account the effects of that reverse split on the outstanding securities of the Company; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the parties hereto desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto agree as follows:

                                 ARTICLE 1
                     THE MERGER; CONVERSION OF SHARES
                                ARTICLE 1.1


     The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), the Merger Subsidiary will be merged with and into the Company in accordance with the provisions of Chapter 92A of the Nevada Revised Statutes (the "Nevada Act"), whereupon the separate corporate existence of the Merger Subsidiary will cease, and the Company will continue as the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers, and franchises and be subject to all the restrictions, disabilities, and duties of the Company and Merger Subsidiary, all as more fully described in Chapter 92A of the Nevada Act.

                                   ARTICLE 1.2

     Effective Time. As soon as practicable after each of the conditions set forth in Article 5 and Article 6 has been satisfied or waived, the Company and Merger Subsidiary will file, or cause to be filed, with the Secretary of State of the State of Nevada, Articles of Merger for the Merger, which Articles will be in substantially the form attached hereto as Exhibit 1.2 (the "Articles of Merger"). The Merger will become effective at the time such filing is made or, if agreed to by Parent and the Company, such later time or date set forth in the Articles of Merger (the "Effective Time").

                                  ARTICLE 1.3


     Closing.
          (a) Closing. Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to
          Article 7 hereof, the closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties; provided, however, that all of the conditions provided for in Articles 5 and 6 hereof shall have been satisfied or waived by such date. The Closing shall take place by the exchange of facsimile counterpart signature pages to the Closing, at which time the documents and instruments necessary or appropriate to effect the transactions contemplated herein will be exchanged by the parties. Within one business day of such closing by facsimile, the parties shall deliver originals of all closing deliveries to the offices of Burningham and Burningham, 455 East 500 South, Suite 205, Salt Lake City, Utah 84111, or such other place as the parties may agree. Except as otherwise provided herein, all actions taken at the Closing will be deemed to be taken simultaneously.

          (b) Conversion of Interests. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Parent, the Company and/or the Merger Subsidiary:

                    (i) Except as set forth in Section 1.3(c)(ii) below and except with respect to Dissenting Shares (as defined in Section 1.8), all of the shares of common stock of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time will collectively be converted into the right to receive an aggregate number of shares of common stock of the Parent ("Parent Common Stock") equal to 7.32 shares of the Parent for every share of the Company issued and outstanding immediately prior to the Effective Time, for a total of 2,250 shares. The amount of Parent Common Stock into which shares of Company Common Stock is converted is referred to herein as the "Merger Consideration."

                    (ii) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time will be canceled in consideration of the issuance of one share of Parent Common Stock. All Dissenting Shares will be treated as set forth in Section 1.8

                    (iii) All of the shares of common stock of Merger Subsidiary ("Merger Subsidiary Common Stock"), issued and outstanding immediately prior to the Effective Time will collectively be converted into a number of shares of common stock of the Surviving Corporation equal to the number of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time.





                                   ARTICLE 1.4

     Post-Closing Exchanges.   As soon as reasonably practicable after the
Effective Time, Parent will mail to each person that held Company Common Stock immediately prior to the Effective Time ("Shareholder") (i) a notice advising the Shareholders that the Merger has become effective and a letter of transmittal in customary and appropriate form (which will specify that delivery will be effected, and risk of loss and title of a certificate or certificates that immediately before the Effective Time represented shares of Company Common Stock (a "Certificate") will pass, only upon proper delivery of the Certificates to Parent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the number of shares of Parent Common Stock such Shareholder is entitled to receive pursuant to Section 1.3(b). Upon surrender of a Certificate for cancellation to Parent or to such agent or agents as may be appointed by Parent, together with such letter of transmittal, properly completed and duly executed, and such other customary documents as may reasonably be required by Parent, the holder of such Certificate will be entitled to receive in exchange therefor a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock into which the Company Shares theretofore represented by such Certificate have been converted pursuant to Section 1.3(b), and the Certificate so surrendered will be canceled. In the event of a transfer of ownership of Company shares that is not registered in the transfer records of Company, delivery of the number of Shares of Parent Common Stock to which such transferred Company Shares are entitled may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is properly endorsed or otherwise is in proper form for transfer, if the transfer is in compliance with applicable state and federal securities laws and the person requesting such delivery pays any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such Certificate or establishes to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.4(a), each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a number of shares of Parent Common Stock into which the share of Company Common Stock theretofore represented by such Certificate will have been converted pursuant to Section 1.3(b). No interest will be paid or will accrue on shares of Parent Common Stock deliverable upon the surrender of any Certificate.

     (a) All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Stock.

     (b) As of the Effective Time, the holders of Certificates representing shares of Company Common Stock will cease to have any rights as shareholders of the Company (except such rights, if any, as the holders of Dissenting Shares may have pursuant to the Nevada Act).

     (c) No fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Company Certificates; no dividend or other distribution of Parent will relate to any fractional share; and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. All fractional shares of Parent Common Stock to which a holder of Company Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, will be aggregated if and to the extent multiple Certificates of such holder are submitted together to Parent. If a fractional share results from such aggregation, then such fractional share will be rounded up to the nearest whole share and each holder of shares of
Company Common Stock Interests who otherwise would be entitled to receive such fractional share of Parent Common Stock will receive one whole share in lieu of such fractional share.

     (d) To the extent that any outstanding rights exercisable for, or convertible into, Company Common Stock do not include provisions into which such rights automatically convert at the Effective Time into rights exercisable for, or convertible into, Parent Common Stock, on terms reflecting the exchange rate implicit in the Merger, Parent shall promptly use commercially reasonable efforts to obtain from the holders of such rights amendments to governing instruments causing such rights to become exercisable for, or convertible into, Parent Common Stock, on terms reflecting the exchange rate implicit in the Merger.

                                ARTICLE 1.5

     Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time will be the Articles of Incorporation of the Surviving Corporation.

                               ARTICLE 1.6

     Bylaws of the Surviving Corporation. The Bylaws of the Company, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

                                ARTICLE 1.7

     Directors and Officers of the Surviving Corporation. The directors and officers of the Company, as of the Effective Time, shall continue as the directors of the Surviving Corporation.

     1.8 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Common Stock, the holder of which has demanded and perfected such holder's right to dissent from the Merger and to be paid the fair value of such shares in accordance with Sections 92A.300 to 92A.500 of the Nevada Act and, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), will not be converted into or represent a right to receive Parent Common Stock into which Company Common Stock are converted pursuant to Section 1.3(b) hereof, but the holder thereof will be entitled only to such rights as are granted by Section 92A.300 to 92A.500 of the Nevada Act. Prior to the Effective Time, the Company will give Parent prompt written notice of any notice of intent to demand fair value for any Company Common Stock, withdrawals of such notices, and any other instruments served pursuant to the
Nevada Act and received by the Company.    Notwithstanding the provisions of
this Section 1.8, if any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the applicable consideration to which such Shareholder is then entitled under Section 1.3(b) of this Agreement and Nevada Law, without interest thereon and upon surrender of the certificate representing such shares (and the Merger Consideration shall be proportionately adjusted to reflect the increase in shares of Company Common Stock eligible for conversion in the Merger).

     1.9 Restricted Securities. The parties acknowledge and agree that there is no market whatsoever for the Parent Common Stock, that the offers and issuance of shares of Parent Common Stock under this Agreement has not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws and that such offer and issuance are being made in reliance upon exemptions from the registration requirements of the Securities Act and state securities laws. Accordingly, all shares of Parent Common Stock issued in connection with the Merger will be "restricted securities," as that term is defined in Rule 144 promulgated under the Securities Act, and all certificates representing shares of Parent Common Stock will bear appropriate legends evidencing the restrictions on transfer imposed by the Securities Act and other securities laws.

                              ARTICLE 2
             REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent that the statements contained in this Article 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time (as though made then and as though the Effective Time were substituted for the date of this Agreement throughout this Article 2), except as set forth in the disclosure schedule delivered by the Company in connection with the Agreement (the "Company Disclosure Schedule"). The Company Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs and subparagraphs contained in this Section 2. Any matter disclosed on the Company Disclosure Schedule in respect of a particular representation will be deemed to have been disclosed in respect of any other representation calling for a similar or related type of disclosure (even if such matter is not specifically referenced to the lettered and numbered paragraphs relating to such representation), if and only to the extent that, it is clear from a reading of the disclosure that it applies to such other representation. Notwithstanding the foregoing, the Company Disclosure Schedule shall be deemed to include all information contained in its Annual Report on Form 10-KSB for the calendar year ended December 31, 2004, filed with the Securities and Exchange Commission (the "SEC") on April 8, 2005, and its Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2005, filed with the SEC on May 16, 2005 (including all exhibits to both documents and incorporated by reference therein, collectively referred to as the "in \pard plain Periodic Reports"), and the requirement that the Company Disclosure Schedule be divided in Sections corresponding to the section of this Article 2 shall not apply to information included in the Company Disclosure Schedule by means of the Periodic Reports.

                                 ARTICLE 2.1
                          [intentionally omitted]


                                  ARTICLE 2.2

     Corporate Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company. The Company Disclosure Schedule contains a list of all jurisdictions in which the Company is qualified or licensed to do business and includes complete and correct copies of the Company's articles of incorporation and bylaws. Other than as set forth in Section 2.2 of Company Disclosure Schedule, the Company does not have any subsidiaries or own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity.

                                 ARTICLE 2.3

     Capitalization. The authorized capital securities of the Company is set forth in the Company Disclosure Schedule. The number of shares of Company Common Stock outstanding, as of the date of this Agreement and as set forth in the Company Disclosure Schedule, represent all of the issued and outstanding capital securities of the Company. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights. Other than as set forth in the Company Disclosure Schedule, there are no shares of Company Common Stock or other equity securities of the Company outstanding or any securities convertible into or exchangeable for such interests, securities or rights. Other than as set forth on the Company Disclosure Schedule and pursuant to this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which the Company is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of the Company, including any right of conversion or exchange under any security or other instrument.

                                   ARTICLE 2.4

     Authorization, etc. The Company has all requisite corporate power and authority to enter into, execute, deliver, and, subject to its obtaining approval for the Merger from the holders of Company Common Stock, perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and is the valid and binding legal obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

                                   ARTICLE 2.5

     Non-Contravention. Except as set forth in the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement, and each other agreement to be entered into in connection with this Agreement, nor the consummation of the transactions contemplated herein will:

         (a) violate, contravene or be in conflict with any provision of the articles of incorporation or bylaws of the Company;

         (b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company is a party or by which the Company or any of the Company's properties or assets is bound;

         (c) result in the creation or imposition of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever ("Encumbrances") upon any property or assets of the Company under any debt, obligation, contract, agreement or commitment to which the Company is a party or by which the Company or any of the Company's assets or properties is bound; or

         (d) materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a "Law" and collectively as "Laws") of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority applicable to the Company or its assets and properties (referred to herein individually as an "Authority" and collectively as "Authorities").

                             ARTICLE 2.6

     Consents and Approvals. Except as set forth in the Company Disclosure Schedule, with respect to the Company, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with ("Consent") any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated herein.


                              ARTICLE 2.7



     Financial Statements. The Company Disclosure Schedule contains a copy of the financial statements of the Company for the calendar year ended December 31, 2005 and 2004, and the period ended March 31, 2005 (the "Company Financial Statements"). Except as disclosed therein or in the Company Disclosure Schedule, the aforesaid Company Financial Statements: (i) are in accordance with the books and records of the Company and have been prepared in conformity with United States Generally Accepted Accounting Principals ("GAAP") (except as stated therein or in the notes thereto); and (ii) are true, complete and accurate in all material respects and fairly present the financial position of the Company as of the date thereof, and the income or loss for the period then ended.

                                 ARTICLE 2.8


     Absence of Undisclosed Liabilities. The Company does not have any material liabilities or obligations or claims of any kind whatsoever, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due (referred to herein individually as a "Liability" and collectively as "Liabilities"), other than: (a) Liabilities that are fully reflected or reserved for in the Balance Sheet or not required to be reflected thereon pursuant to GAAP; (b) Liabilities that are set forth on the Company Disclosure Schedule; (c) Liabilities incurred by the Company in the ordinary course of business after the date of the Balance Sheet and consistent with past practice; or (d) Liabilities in an amount not to exceed $50,000 individually or in the aggregate unless such amounts are disclosed on the Company Disclosure Schedule.


                                 ARTICLE 2.9
     Absence of Certain Changes. Except as set forth in the Company Disclosure Schedule, since March 31, 2005, the Company has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the aforesaid exceptions:

         (a) the Company has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on the Company; and

          (b) the Company has not suffered (i) any loss, damage, destruction or other property or casualty (whether or not covered by insurance) or (ii) any loss of officers, employees, dealers, distributors, independent contractors, customers or suppliers, which had or may reasonably be expected to result in a Material Adverse Effect on the Company.

                               ARTICLE 2.10

     Assets. Except as set forth in the Company Disclosure Schedule, the Company has good and marketable title to all of its assets and properties, whether or not reflected in the Balance Sheet or acquired after the date thereof (except for properties sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practices), that relate to or are necessary for the Company to conduct its business and operations as currently conducted (collectively, the "Assets"), free and clear of any mortgage, pledge, lien, security interest, conditional or installment sales agreement, encumbrance, claim, easement, right of way, tenancy, covenant, encroachment, restriction or charge of any kind or nature (whether or not of record) (a "Lien"), other than (i) liens securing specific Liabilities shown on the Balance Sheet with respect to which no breach, violation or default exists; (ii) mechanics', carriers', workers' or other like liens arising in the ordinary course of business; (iii) minor imperfections of title that do not individually or in the aggregate, impair the continued use and operation of the Assets to which they relate in the operation of the Company as currently conducted; and (iv) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings ("Permitted Liens").

                              ARTICLE 2.11

     Receivables and Payables.

          (a) Except as set forth on the Company Disclosure Schedule, all accounts receivable of the Company represent sales in the ordinary course of business and, to the Company's knowledge, are current and collectible net of any reserves shown on the Balance Sheet and none of such receivables is subject to any Lien other than a Permitted Lien.

          (b) Except as set forth on the Company Disclosure Schedule, all payables by the Company arose in bona fide transactions in the ordinary course of business and no such payable is delinquent by more than sixty (60) days beyond the due date in its payment.

                                 ARTICLE 2.12

     Intellectual Property Rights. The Company owns or has the unrestricted right to use all patents, patent applications, patent rights, registered and unregistered trademarks, trademark applications, tradenames, service marks, service mark applications, copyrights, internet domain names, computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes, trade dress, software and formulae (collectively, "Intellectual Property Rights") used in, or necessary for, the operation of its Business as currently conducted or proposed to be conducted. Except as set forth on the Company Disclosure Schedule, to the Company's knowledge, the use by the Company of all Intellectual Property Rights necessary or required for the conduct of the Business of the Company as presently conducted and as proposed to be conducted does not infringe or violate the Intellectual Property Rights of any person or entity. Except as described on the Company Disclosure Schedule, to the Company's knowledge:
(a) the Company does not own or use any Intellectual Property Rights pursuant to any written license agreement (other than a so-called "shrink wrap" license agreements or similar agreements related to off-the-shelf software for which aggregate licensing fees do not, or would not exceed $1,000, per year (a "Shrink-Wrap License"); (b) the Company has not granted any person or entity any rights, pursuant to a written license agreement or otherwise, to use the Intellectual Property Rights; and (c) the Company owns, has unrestricted right to use and has sole and exclusive possession of and has good and valid title to, all of the Intellectual Property Rights owned by the Company, free and clear of all Liens and Encumbrances. All license agreements relating to Intellectual Property Rights are binding and there is not, under any of such licenses, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default, or would constitute a basis for a claim on non-performance) on the part of the Company or, to the knowledge of the Company, any other party thereto.

                              ARTICLE 2.13

     Litigation. Except as set forth in the Company Disclosure Schedule, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of the Company, threatened or contemplated by or against or involving the Company, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

                               ARTICLE 2.14

     Contracts and Commitments; No Default.

          (a) Except as set forth in the Company Disclosure Schedule, the Company is not a party to, nor are any of the Assets bound by, any written or oral:

               (i) employment, non-competition, consulting or severance agreement, collective bargaining agreement, or pension, profit-sharing, incentive compensation, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay or retirement plan or agreement;

               (ii) indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by the Company;

               (iii) contract, agreement, lease (real or personal property) or arrangement that (A) is not terminable on less than 30 days' notice without penalty, (B) is not over one year in length of obligation of the Company, or (C) involves an obligation of more than $50,000 over its term;

               (iv) contract, agreement, commitment or license relating to Intellectual Property Rights (other than a Shrink-Wrap License);

               (v) obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity; or

               (vi) outstanding sales or purchase contracts, commitments or proposals that will result in any material loss upon completion or performance thereof after allowance for direct distribution expenses, or bound by any outstanding contracts, bids, sales or service proposals quoting prices that are not reasonably expected to result in a normal profit.

          (b) True and complete copies (or summaries, in the case of oral items) of all agreements disclosed pursuant to this Section 2.14 (the "Company Contracts") have been provided to Parent for review or are available on the SEC's EDGAR website. Except as set forth in the Company Disclosure Schedule, all of the Company Contracts items are valid and enforceable by and against the Company in accordance with their terms, and are in full force and effect. The Company is not in breach, violation or default, however defined, in the performance of any of its obligations under any of the Company Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof by the Company, and, to the knowledge of the Company, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.


                              ARTICLE 2.15

     Compliance with Law; Permits and Other Operating Rights. Except as set forth in the Company Disclosure Schedule, the Assets, properties, business and operations of the Company are and have been in compliance in all respects with all Laws applicable to the Company's assets, properties, business and operations, except where the failure to comply would not have a Material Adverse Effect. The Company possesses all material permits, licenses and other authorizations from all Authorities necessary to permit it to operate its business in the manner in which it presently is conducted, except where the failure to possession such permits, licenses and other operations would not have a Material Adverse Effect) and the consummation of the transactions contemplated by this Agreement will not prevent the Company from being able to continue to use such permits and operating rights. The Company has not received notice of any violation of any such applicable Law, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any Authority.

                               ARTICLE 2.16

     Brokers. Neither the Company nor, to the knowledge of the Company, any of its directors, officers or employees, has employed any broker, finder, investment banker or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to the Company for any such fee or commission to be claimed by any person or entity.



                                 ARTICLE 2.17

     Issuance of Parent Common Stock. To the Company's knowledge, as of the date of this Agreement and as of the Effective Time, no facts or circumstances exist or will exist that could cause the issuance of Parent Common Stock pursuant to the Merger to fail to meet the exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D under of the Securities Act.

                               ARTICLE 2.18

     Books and Records. The books of account, minute books, stock record books, and other material records of the Company, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices. The minute books of the Company contain accurate and complete records of all formal meetings held of, and corporate action taken by, the directors and officers, the managers and committees of the managers of the Company. At the Closing, all of those books and records will be in the possession of the Company.

                                ARTICLE 2.19


     Business Generally; Accuracy of Information. No representation or warranty made by the Company in this Agreement, the Company Disclosure Schedule, or in any document, agreement or certificate furnished or to be furnished to Parent at the Closing by or on behalf of the Company in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein.

                                 ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF THE PARENT
                        AND THE MERGER SUBSIDIARY

     Parent and Merger Subsidiary hereby represent and warrant to the Company that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time (as though made then and as though the Effective Time were substituted for the date of this Agreement throughout this Article 3), except as set forth in the disclosure schedule delivered by Parent and Merger Subsidiary in connection with the Agreement (the "Parent Disclosure Schedule"). The Parent Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs and subparagraphs contained in this Section 3. Any matter disclosed on the Parent Disclosure
Schedule in respect of a particular representation will be deemed to have been disclosed in respect of any other representation calling for a similar or related type of disclosure (even if such matter is not specifically referenced to the lettered and numbered paragraphs relating to such representation), if and only to the extent that, it is clear from a reading of the disclosure that it applies to such other representation.

                                   ARTICLE 3.1

                             [intentionally omitted]



                                  ARTICLE 3.2

     Corporate Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California; and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of Parent and Merger Subsidiary has all corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Subsidiary. Parent owns all of the outstanding capital stock of Merger Subsidiary. Parent does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity, other than Merger Subsidiary.

                                   ARTICLE 3.3

     Authorization. Each of Parent and the Merger Subsidiary has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Board of Directors of Parent and the Merger Subsidiary, and Parent as the sole shareholder of the Merger Subsidiary, have taken all action required by law, their respective articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement is the valid and binding legal obligation of Parent and the Merger Subsidiary enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws that affect creditors' rights generally.

                                    ARTICLE 3.4

     Capitalization. The authorized capital securities of the Parent and Merger Subsidiary are set forth in the Parent Disclosure Schedule. The number of shares of Parent Common Stock, as of the date of this Agreement and as set forth in the Parent Disclosure Schedule, represent all of the issued and outstanding capital securities of the Parent. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights. There are no shares of Parent Common Stock or other equity securities of Parent outstanding or any securities convertible into or exchangeable for such interests, securities or rights. Other than as set forth on the Parent Disclosure Schedule and pursuant to this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which Parent is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of Parent, including any right of conversion or exchange under any security or other instrument.

                                   ARTICLE 3.5

     Non-Contravention. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will:

          (a) violate any provision of the articles of incorporation or bylaws of Parent or the Merger Subsidiary; or

          (b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Parent or the Merger Subsidiary is a party or by which Parent or the Merger Subsidiary or any of their respective properties or assets is bound;

          (c) result in the creation or imposition of any Encumbrance upon any property or assets of Parent or the Merger Subsidiary under any debt, obligation, contract, agreement or commitment to which Parent or the Merger Subsidiary is a party or by which Parent or the Merger Subsidiary or any of their respective properties or assets is bound; or

          (d)  violate any Law of any Authority.

                                ARTICLE 3.6

     Consents and Approvals. No Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Parent or Merger Subsidiary of this Agreement, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a Material Adverse Effect on the business of Parent or Merger Subsidiary.

                                 ARTICLE 3.7

     Valid Issuance. The Parent Common Stock to be issued in connection with the Merger will be duly authorized and, when issued, delivered and paid for as provided in this Agreement, will be validly issued, fully paid and non-assessable.

                                 ARTICLE 3.8

     Financial Statements. The Parent Disclosure Schedule contains a copy of the financial statements of the Parent as of the years ended December 31, 2004 and 2003, and the period ended March 31, 2005 (the "Parent Financial Statements"). Except as disclosed therein or in the Parent Disclosure Schedule, the aforesaid Parent Financial Statements: (i) are in accordance with the books and records of the Parent and have been prepared in conformity with GAAP (except as stated therein or in the notes thereto); and (ii) are true, complete and accurate in all material respects and fairly present the financial position of the Parent as of the date thereof, and the income or loss for the period then ended.

                                ARTICLE 3.9

     Absence of Undisclosed Liabilities. Parent does not have any material liabilities or obligations or claims of any kind whatsoever, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due (referred to herein individually as a "Liability" and collectively as "Liabilities"), other than: (a) Liabilities that are fully reflected or reserved for in the Balance Sheet or not required to be reflected thereon pursuant to GAAP; (b) Liabilities that are set forth on the Parent Disclosure Schedule; (c) Liabilities incurred by the Parent in the ordinary course of business after the date of the Balance Sheet and consistent with past practice; or (d) Liabilities in an amount not to exceed $50,000 individually or in the aggregate unless such amounts are disclosed on the Parent Disclosure Schedule.

                              ARTICLE 3.10

                         [Intentionally omitted.]


                               ARTICLE 3.11

     Absence of Certain Changes. Except as set forth in the Parent Disclosure Schedule, Parent has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the aforesaid exceptions, Parent has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on the Parent.


                                ARTICLE 3.12

     Litigation. Except as disclosed in the Parent Disclosure Schedule, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of the Parent or the Merger Subsidiary, threatened or contemplated by or against or involving the Parent, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

                                ARTICLE 3.13

     Contracts and Commitments; No Default. The Parent is not a party to, nor are any of its Assets bound by, any contract, agreement, commitment, note, covenant or promise, written or oral (a "Parent Contract"); that is not disclosed in the Parent Disclosure Schedule. Except as disclosed in the Parent Disclosure Schedule, none of the Parent Contracts contains a provision requiring the consent of any party with respect to the consummation of the transactions contemplated by this Agreement. The Parent is not in breach, violation or default, however defined, in the performance of any of its obligations under any of the Parent Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of the Parent, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

                                 ARTICLE 3.14

     No Broker or Finder. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent.



                                   ARTICLE 3.15

     Intercompany And Affiliate Transactions; Insider Interests. Except as expressly identified in the Parent Disclosure Schedule or in the Consent of Directors of Parent approving the Merger which has been executed and provided to the Company prior to execution, there are, and during the last two years there have been, no transactions, agreements or arrangements of any kind, direct or indirect, between the Parent, on the one hand, and any director, officer, employee, stockholder, or affiliate of the Parent, on the other hand, including, without limitation, loans, guarantees or pledges to, by or for the Parent or from, to, by or for any of such persons, that are currently in effect.

                                   ARTICLE 3.16

     Business Generally; Accuracy of Information. No representation or warranty made by the Parent or Merger Subsidiary in this Agreement, the Parent Disclosure Schedule, or in any document, agreement or certificate furnished or to be furnished to the Company at the Closing by or on behalf of the Parent or Merger Subsidiary in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein.


                                   ARTICLE 3.17

     Compliance with Law; Permits and Other Operating Rights. The assets, properties, business and operations of Parent and Merger Subsidiary are and have been in compliance in all respects with all Laws applicable to the Parent assets, properties, business and operations, except where the failure to comply would not have a Material Adverse Effect. Parent and Merger
Subsidiary possess all material permits, licenses and other authorizations from all Authorities necessary to permit it to operate their businesses in the manner in which they presently are conducted, except where the failure to possession such permits, licenses and other operations would not have a Material Adverse Effect) and the consummation of the transactions contemplated by this Agreement will not prevent the Parent or Merger Subsidiary from being able to continue to use such permits and operating rights. Parent has not received notice of any violation of any such applicable Law, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any Authority. Merger Subsidiary has not had operations at any time and was created after July 1, 2005 for the sole purpose of becoming a party to this Agreement.

                                  ARTICLE 3.18

     Books and Records. The books of account, minute books, stock record books, and other material records of Parent and Merger Subsidiary, all of which have been made available to the Company, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices. The minute books of the Parent and Merger Subsidiary contain accurate and complete records of all formal meetings held of, and corporate action taken by, the directors and officers, the managers and committees of the managers of the Parent and Merger Subsidiary. Immediately following Closing, all of those books and records shall be transferred to the Company.


                                    ARTICLE 3.19

     Material Liability to an Authority. Parent has filed all reports or returns related to all federal, state or local taxes of any time owed or owing by Parent, and Parent has paid all federal, state and local taxes and assessments owed by Parent with respect to time periods prior to the Effective Time. Parent has complied and is in compliance in all respects with all applicable federal, state, and local laws, statutes, ordinances and regulations, and any judicial or administrative interpretation thereof, relating to regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Except as indicated in the Parent Disclosure Schedule, Parent has no obligations under, or with respect to, any retirement plan, employee benefit plan or plan of any kind subject to the Employee Retirement Income Security Act of 1974.

                                  ARTICLE 4

                           COVENANTS OF THE PARTIES
                                 ARTICLE 4.1

     Conduct of Business. Except as contemplated by this Agreement or as contemplated by Section 4.1 of the Company Disclosure Schedule, during the period from the date of this Agreement to the Closing Date, each of Parent, the Company and Merger Subsidiary will conduct its business and operations according to its ordinary and usual course of business consistent with past practices. Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement or as otherwise disclosed on the Parent Disclosure Schedule or Company Disclosure Schedule, respectively, prior to the Closing Date, without the prior written consent of the other party, not to be unreasonably delayed, none of Parent, Merger Subsidiary or the Company will:

          (a)  amend its articles of incorporation or bylaws;

          (b) issue, reissue, sell, deliver or pledge or authorize or propose the issuance, reissuance, sale, delivery or pledge of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock;

          (c) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

          (d) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, redeem or otherwise acquire any shares of its capital stock or other securities, alter any term of any of its outstanding securities;

          (e) (i) except as required under any employment agreement, increase in any manner the compensation of any of its directors, officers or other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any such director, officer or employee, whether past or present; or (iii) commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment agreement or consulting agreement(arising out of prior employment ) with or for the benefit of any person, or, except to the extent required to comply with applicable law, amend any of such plans or any of such agreements in existence on the date of this Agreement;

          (f) incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any Liabilities which, individually or in the aggregate, exceed $10,000 in the case of Parent or $50,000 in the case of the Company;

          (g) make or enter into any commitment for capital expenditures in excess of $10,000 in the case of Parent or $50,000 in the case of the Company;

          (h) pay, lend or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors;

          (i) terminate, enter into or amend in any material respect any contract, agreement, lease, license or commitment, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any contract, except in the ordinary course of business and consistent with past practice;

          (j) acquire any of the business or assets of any other person or entity;

          (k) permit any of its current insurance (or reinsurance) policies to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than coverage remaining under those cancelled, terminated or lapsed are in full force and effect;

          (l) enter into other material agreements, commitments or contracts not in the ordinary course of business or in excess of current requirements;

          (m) settle or compromise any suit, claim or dispute, or threatened suit, claim or dispute (other than any settlement or compromise having no effect upon the Company, its assets, operations or financial position); or

          (n) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect.

      Nothing herein shall prevent the Company or the Parent from operating their businesses in the ordinary course and consistent with past practice.

                                  ARTICLE 4.2

     Full Access. Throughout the period prior to Closing, each party will afford to the other and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents, reasonable access to the facilities, properties, books and records of the party in order that the other may have full opportunity to make such investigations as it will desire to make of the affairs of the disclosing party. Each party will furnish such additional financial and operating data and other information as the other will, from time to time, reasonably request, including without limitation access to the working papers of its independent certified public accountants; provided, however, that any such investigation will not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the disclosing party.

                             ARTICLE 4.3

     Confidentiality. Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein ("Information") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "Disclose"), or permit the Disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's counsel, by other requirements of Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party will first obtain the recipients' undertaking to comply with the provisions of this Section with respect to such information. The term "Information" as used herein will not include any information relating to a party that the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party; (iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom it originally received such information all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto will be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information.

                             ARTICLE 4.4

     Filings; Consents; Removal of Objections. Subject to the terms and conditions herein provided, the parties hereto will use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

                               ARTICLE 4.5

     Further Assurances; Cooperation; Notification.

          (a) Each party hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of Parent and without further consideration, the Company and Merger Subsidiary will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Parent may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby.

          (b) At all times from the date hereof until the Closing, each party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in this Article 4.

                                  ARTICLE 4.6

Supplements to Disclosure Schedule. Prior to the Closing, each party will supplement or amend its respective Disclosure Schedule with respect to any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty of the Company which has been rendered inaccurate by reason of such event or development.
For purposes of determining the accuracy as of the date hereof of the representations and warranties of the Company contained in Article 2 hereof or Parent in Article 3 hereof in order to determine the fulfillment of the conditions set forth herein, the Disclosure Schedule of each party will be deemed to exclude any information contained in any supplement or amendment hereto delivered after the delivery of the Disclosure Schedule.

                                  ARTICLE 4.7

     Public Announcements. None of the parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other parties, which consent will not be unreasonably withheld or delayed; provided, however, that any of the parties hereto may at any time make any announcements that are required by applicable Law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other parties of such requirement and discusses with the other parties in good faith the exact proposed wording of any such announcement.

                                  ARTICLE 4.8

     Satisfaction of Conditions Precedent. Each party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.


                                    4.9
                            [Intentionally omitted.]


                                   4.10

     Preparation of Information Statement. The parties shall jointly and immediately complete the preparation of an Information Statement (the "Information Statement"), which the Company shall distribute to its Shareholders in accordance with applicable SEC requirements. The Company and Parent each undertake to the other that all information provided for inclusion in the Information Statement by Company on the one hand and Parent on the other hand will not contain any untrue statement of material fact or omit to state a material fact required to be stated herein or therein necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The parties shall jointly seek to ensure that the Information Statement complies with all requirements of applicable state and federal securities laws.

                                      4.11

     Investment Letters. The Company shall send to each Shareholder with the Information Statement an Investment Representation Letter in a form and substance approved by Parent (an "Investment Representation Letter"). The Company shall use reasonable efforts to cause all shareholders to execute and deliver to Company an Investment Representation Letter as soon as practicable possible (and shall deliver copies of the same to Parent). In the event that any Shareholder is not an "Accredited Investor," as defined in Rule 501(a) under the Securities Act, the Company and Parent shall take steps reasonably designed to confirm that such Shareholder is (i) capable of evaluating the merits and risks of investing in the shares of Parent Common Stock, or (ii) advised by a Purchaser Representative (as defined in Rule 501(h) promulgated under the Securities Act) in connection with such shareholder's evaluation of the Merger and the execution of the Investment Representation Letter. Parent and the Company shall each provide any Shareholders with all non-confidential information requested by such Shareholder in connection with the solicitation of the Investment Representation Letter.

                                  ARTICLE 5
                    CONDITIONS TO THE OBLIGATIONS OF THE PARENT
                             AND MERGER SUBSIDIARY

     Notwithstanding any other provision of this Agreement to the contrary, the obligation of Parent and Merger Subsidiary to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by Parent, of each of the following conditions:

                                    ARTICLE 5.1

     Representations and Warranties True. The representations and warranties of the Company contained in this Agreement, including without limitation in the Company Disclosure Schedule (and not including any changes or additions delivered to Parent pursuant to Section 4.6), will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.


                                   ARTICLE 5.2

     Performance. The Company will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing.

                                  ARTICLE 5.3

     Required Approvals and Consents.

          (a) All action required by law and otherwise to be taken by the shareholders of the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

          (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Parent will have received copies thereof.

                                    ARTICLE 5.4

     Agreements and Documents. Parent and Merger Subsidiary will have received the following agreements and documents, each of which will be in full force and effect:

          (a) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 5.1, 5.2, 5.3, 5.5, 5.6 and 5.7 have been duly satisfied (unless any such condition has been waived by Parent); and

          (b) resolutions of the board of directors of the Company and the stockholders of the Company, certified by the secretary of the Company, approving the transactions contemplated by this Agreement, including the Merger.

                                    ARTICLE 5.5

     Adverse Changes. No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of the Company since March 31, 2005, except as set forth in the Company Disclosure Schedule or on Schedule 5.5 attached hereto.

                                  ARTICLE 5.6

     No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Parent, individually or in the aggregate, otherwise have a Material Adverse Effect on the Company's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE 5.7

     Legislation. No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.


                                     ARTICLE 5.8

     Appropriate Documentation. The Parent will have received, in a form and substance reasonably satisfactory to Parent, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 5 as Parent may reasonably request.

                                     ARTICLE 5.9

     Qualifications of Company Stockholders. All Company Shareholders shall be either "accredited investors" or "sophisticated investors" as defined under Rule 506 of Regulation D promulgated under the Securities Act; and there shall be no more than 35 "sophisticated investors."

                                   ARTICLE 5.10

     Definitive Information Statement. The Company shall have filed with the Securities and Exchange Commission a definitive information statement with respect to the Merger and shall have mailed copies of such information statement to its stockholders of record at least 21 days prior to the Effective Time of the Merger.

                                    ARTICLE 6
                     CONDITIONS TO OBLIGATIONS OF THE COMPANY

     Notwithstanding anything in this Agreement to the contrary, the obligation of the Company to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

                                   ARTICLE 5.10

     Representations and Warranties True. The representations and warranties of Parent and Merger Subsidiary contained in this Agreement will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

                                  ARTICLE 5.11

      Performance. The Parent will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Parent at or prior to the Closing, including the obligations of the pre-Close officers and directors of Parent set forth in Section 4.9.

                                 ARTICLE 5.12

     Required Approvals and Consents.

          (a) All action required by law and otherwise to be taken by the directors and stockholders of the Parent to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

          (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and the Company will have received copies thereof.

                                  ARTICLE 5.13

     Agreements and Documents. The Company will have received the following agreements and documents, each of which will be in full force and effect:

          (a) a certificate executed on behalf of Parent by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.5, 6.6 and 6.7 have been duly satisfied
         (unless any such condition has been waived by the Company);

          (b) resolutions of the board of directors of Parent and the board of directors and sole stockholder of Merger Subsidiary, certified by the secretary of Parent, approving the transactions contemplated by this Agreement, including the Merger and the issuance of the Merger Consideration.

     6.5 Adverse Changes. No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of
Parent since March 31, 2005, except as set forth on Schedule 6.5 attached hereto.

     6.6 No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of the Company, individually or in the aggregate, otherwise have a Material Adverse
Effect on Parent's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

     6.7 Legislation. No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

     6.8 Appropriate Documentation. The Company will have received, in a form and substance reasonably satisfactory to Company, dated the Closing
Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 6 as the Company may reasonably request.

                                    ARTICLE 6
                          TERMINATION AND ABANDONMENT


                                   ARTICLE 6.1

     Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the written consent of the Company and Parent.

                                 ARTICLE 6.2

                           [Intentionally omitted.]



                                    ARTICLE 6.3

     Termination for Breach. This Agreement may be terminated by the board of directors of either Company or Parent if (a) representation or warranty of the other party is inaccurate or untrue in a material way, or (b) a material default is be made by the other party in the observance or in the due and timely performance of any of its covenants and agreements herein contained and, with respect to (b), such default is not cured by the defaulting party prior to the earlier of the day prior to the Effective Time or within 7 days after receipt of written notice from the non-defaulting party which indicates the basis for such default.

                                  ARTICLE 6.4

     Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the Company or Parent pursuant to this Article 7, written notice thereof will be given to all other parties and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

          (a) Each of the parties will, upon request, redeliver all documents, work papers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

          (b) All rights and obligations of the parties hereunder shall terminate without any Liability of any party to any other party (except for any Liability of any party then in breach related to such breach).

          (c) All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

                                   ARTICLE 7

                             MISCELLANEOUS PROVISIONS

                                  ARTICLE 7.1

     Expenses. The Parent and the Company will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby.

                                   ARTICLE 7.2

     Survival. As among the parties hereto, the representations and warranties of the parties shall not survive the Effective Time, at which time any action or claim based upon a breach of any representation or warranty with respect to which a complaint has not been filed shall be time barred. The foregoing shall not be deemed to limit any claim that the Company may make against Tryant under the Indemnification Agreement or alter any survival period set forth therein with respect to the representations and warrants of Parent or Merger Subsidiary.

                                ARTICLE 7.3

     Amendment and Modification. Subject to applicable Law, this Agreement may be amended or modified by the parties hereto at any time with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the parties hereto.

                                   ARTICLE 7.4

     Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

                                   ARTICLE 7.5

     No Third Party Beneficiaries. Nothing in this Agreement will entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

                                   ARTICLE 7.6

     Notices. All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally or by express courier; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or
(iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment (with written confirmation of delivery):

If to the Company:
With a copy to:

Birch Financial, Inc.
17029 Chatsworth Street, Suite 100
Granada Hills, California 91344
Attn: Nelson Colvin
Fax: 800-959-3702

Branden T. Burningham, Esq.
455 East 500 South, Suite 205
Salt Lake City, Utah  84111
Fax: 801-355-7126

or to such other person or address as either the Company will furnish to the other parties hereto in writing in accordance with this subsection.


If to the Parent or Merger Subsidiary:
With a copy to:



Landscape Contractors Insurance Services,Inc.
1835 North Fine Avenue
Fresno, California 93727
Attn: Steve Hartman
Fax:

________________________________
________________________________
_____________________________



or to such other person or address as Parent will furnish to the other parties hereto in writing in accordance with this subsection.

                            ARTICLE 7.7

     Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties.


                               ARTICLE 7.8

     Governing Law. This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of Nevada (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

                               ARTICLE 7.9

     Jurisdiction and Venue. Each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in the state of California in any action or proceeding arising out of or relating to this agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process (i) to the party to be served at the address and in the manner provided for the giving of notices in Section
8.6 above or the giving of notices in Section 8.6 above. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may e enforced by suit on the judgment or in any other manner provided by law or in equity.

                             ARTICLE 7.10

     Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile copy of any counterpart signature page to this Agreement shall be valid as an original.

                                ARTICLE 7.11

     Headings. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part hereof.

                               ARTICLE 7.12


     Entire Agreement. This Agreement, the Disclosure Schedule and the exhibits and other writings attached to or delivered at Closing in connection with this Agreement, together they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this "Agreement" or the "Agreement." There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement. Provisions of this Agreement will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; provided, however, that if any such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

                             ARTICLE 7.13

     Definition of Material Adverse Effect. "Material Adverse Effect" with respect to a party means a material adverse change in or effect on the business, operations, financial condition, properties or liabilities of that party taken as a whole; provided, however, that a Material Adverse Effect will not be deemed to include (i) changes as a result of the announcement of this transaction, (ii) events or conditions arising from changes in general business or economic conditions or (iii) changes in generally accepted accounting principles.


                     Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                         LANDSCAPE CONTRACTORS
BIRCH FINANCIAL, INC., a Nevada          INSURANCE SERVICES, INC., a
corporation                              California corporation



     By /s/ Nelson L. Colvin            By /s/ Steve Hartman
       ---------------------              ------------------
       Nelson L. Colvin, President        Steve Hartman, President

     LCIS ACQUISITION CORP., a Nevada
     corporation



     By /s/ Nelson L. Colvin
       ---------------------
       Nelson L. Colvin, President